                                                                EXHIBIT 2




                               PURCHASE AGREEMENT


                                     AMONG


                       HAYES WHEELS INTERNATIONAL, INC.,

                 CROMODORA WHEELS S.P.A., LEMMERZ HOLDING GMBH

                                      AND

                    THE SHAREHOLDERS OF LEMMERZ HOLDING GMBH


                                  DATED AS OF


                                  JUNE 6, 1997
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                               TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     Section 1.1  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.2  Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE II - PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 2.1  Sale and Assignment of Lemmerz
             Holding Share to Cromodora   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 2.2  Purchase Price of Share Sold to Cromodora . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 2.3  Sale and Assignment of Lemmerz
             Holding Shares to HWI Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 2.4  Purchase Price for Shares Sold  to HWI Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 2.5  Sale and Assignment of Newco A Shares and Newco B Shares to HWI . . . . . . . . . . . . . . . . . . . .   19
     Section 2.6  Purchase Price for Shares Sold to HWI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     Section 2.7  Sale and Assignment of Newco A Shares and Newco B Shares to HWI Sub . . . . . . . . . . . . . . . . . .   21
     Section 2.8  Purchase Price for Shares Sold to HWI Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 2.9  Closing; Deliveries at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE III - REPRESENTATIONS AND WARRANTIES
     OF EACH LEMMERZ SHAREHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 3.1  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 3.2  Title to Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Section 3.3  No Violation; Consents and
             Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Section 3.4  No Activity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     Section 3.5  Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     Section 3.6  Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     Section 3.7  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
     OF LEMMERZ HOLDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     Section 4.1  Corporate Organization;
             Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     Section 4.2  Organizational Documents;
             Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     Section 4.3  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     Section 4.4  Authorization; No Violation;
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             Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     Section 4.5  Permits; Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 4.6  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     Section 4.7  Absence of Certain Changes
             or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     Section 4.8  Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     Section 4.9  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     Section 4.10  Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
     Section 4.11  Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     Section 4.12  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
     Section 4.13  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
     Section 4.14  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
     Section 4.15  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
     Section 4.16  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
     Section 4.17  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
     Section 4.18  Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
     Section 4.19  Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
     Section 4.20  Related Party Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
     Section 4.21  Customers/Suppliers; Joint
                     Venturers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
     Section 4.22  Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
     Section 4.23  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF HWI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
     Section 5.1  Corporate Organization;
             Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
     Section 5.2  Certificates of Incorporation
             and By-Laws; Corporate Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
     Section 5.3  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
     Section 5.4  Authorization; No Violation;
             Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
     Section 5.5  Permits; Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
     Section 5.6  SEC Reports; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
     Section 5.7  Absence of Certain Changes
             or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
     Section 5.8  Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
     Section 5.9  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
     Section 5.10  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
     Section 5.11  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

ARTICLE VI - CONDUCT OF BUSINESS PENDING
     THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
     Section 6.1  Conduct of Business by Lemmerz
             Parties Pending the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
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     Section 6.2  Conduct of Business by HWI
             Pending the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89

ARTICLE VII - COVENANTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91
     Section 7.1  HWI Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91
     Section 7.2  Information from Lemmerz  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    92
     Section 7.3  Access and Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    92
     Section 7.4  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    93
     Section 7.5  HWI Board Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
     Section 7.6  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
     Section 7.7  HSR Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
     Section 7.8  Replacement of Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
     Section 7.9  Interim Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
     Section 7.10  Covenant not to Compete.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
     Section 7.11  Supplemental Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
     Section 7.12  Sale and Assignment of Lemmerz
             Holding Shares to Newco Holding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103
     Section 7.13  Contribution of Lemmerz Holding
             Shares to Newco A and Newco B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
     Section 7.14  Undertaking of HWI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
     Section 7.15  Certain Restrictions.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
     Section 7.16  Exercise of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105

ARTICLE VIII - CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
     Section 8.1  Conditions to Each Party's
             Obligation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
     Section 8.2  Conditions to Obligations of HWI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107
     Section 8.3  Conditions to Obligations of
             the Lemmerz Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   110

ARTICLE IX - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
     Section 9.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
     Section 9.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   113

ARTICLE X - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   113
     Section 10.1  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   113
     Section 10.2  Indemnification by Lemmerz
             Shareholders; The Agreement to
             Indemnify  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   114
     Section 10.3  Limitation of Lemmerz
             Liability as to Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   115
     Section 10.4  Limitation of Lemmerz
             Liability for Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   116
     Section 10.5  Environmental Indemnification
             by Lemmerz Shareholders; The
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              Agreement to Indemnify   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
      Section 10.6  Limitation of Lemmerz
              Liability for Environmental Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
      Section 10.7  Indemnification by HWI; The
              Agreement to Indemnify   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
      Section 10.8  Limitation of HWI Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
      Section 10.9  Exception to Limitation of
              HWI Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
      Section 10.10  Notice of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
      Section 10.11  Conditions of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
      Section 10.12  Remedies Cumulative; No
              Subrogation; Andreas   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126

ARTICLE XI - MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
      Section 11.1  Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
      Section 11.2  Waiver of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
      Section 11.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
      Section 11.4  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
      Section 11.5  Parties in Interest; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  131
      Section 11.6  Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
      Section 11.7  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
      Section 11.8  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
      Section 11.9  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133
      Section 11.10  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133
      Section 11.11  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  134
      Section 11.12  Forum for Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  134
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                                    Exhibits


A.       Form of Amended and Restated Stockholders Agreement

B.       Form of Notarial Deed

C.       Form of Spain Agreement

D.       Form of Certificate of Designations

E.       Form of Letter regarding Employment (Junger)

F.       Form of Letter regarding Employment (Koll)

G.       Form of Opinion of Counsel for the Lemmerz Shareholders

H.       Form of Opinion of Counsel for the Buyers

I.       Form of Irrevocable Proxy

J.       Form of Consulting Agreement (H.K.L., L.L.C.)

K.       Form of Consulting Agreement (Kukwa-Lemmerz)

                               PURCHASE AGREEMENT


          PURCHASE AGREEMENT, dated as of June 6, 1997 (the "Agreement"), among:

          A. Hayes Wheels International, Inc., a corporation organized under the laws of the State of Delaware ("HWI");

          B. Cromodora Wheels S.p.A., a corporation organized under the laws of Italy ("Cromodora");

          C. Lemmerz Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("Lemmerz Holding"); and

          D. Marianne Lemmerz, Inge Kruger-Pressl, Renate Kukwa-Lemmerz and Horst Kukwa-Lemmerz, constituting all of the shareholders (each a "Lemmerz Shareholder" and, collectively, the "Lemmerz Shareholders") of Lemmerz Holding.

          Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Section 1.1 of this Agreement.

          WHEREAS, HWI, Cromodora, Lemmerz Holding and the Lemmerz Shareholders desire to effect the transactions described in the Notarial Deed (as defined below), including the acquisition, directly and indirectly, by HWI, Cromodora and HWI Sub of all of the capital stock of Newco A and Newco B (collectively, the "Acquired Shares") and of Lemmerz Holding, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

                               ARTICLE ARTICLE I


                                  DEFINITIONS

          Section 1.1 Certain Definitions. As used in this Agreement, the capitalized terms below have the following meanings:


          "Acquired Shares" has the meaning set forth in the Recitals hereto.


          "Acquisition Transaction" has the meaning set forth in Section 7.4(a) hereof.


          "Amended Stockholders Agreement" means the Stockholders Agreement, as amended and restated, in the form attached as Exhibit A hereto.

          "Antitrust Laws" has the meaning set forth in Section 7.7(a) hereof.

          "Approval" has the meaning set forth in Section 7.1 hereof.

          "Certificate of Designations" has the meaning set forth in Section 2.6 hereof.

          "Claims" has the meaning set forth in Section 10.7 hereof.

          "Cleanup" means all actions required to: (i) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the continued Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to the request of any Governmental Entity for information or documents in any way relating to cleanup, removal, treatment or remediation, or potential cleanup, removal, treatment or remediation, of Hazardous Materials in the indoor or outdoor environment.

          "Closing" has the meaning set forth in Section 2.9(a) hereof.

          "Closing Date" has the meaning set forth in Section 2.9(a) hereof.

          "Commercial Register" means a German commercial register and any equivalent filing or recording office in any other jurisdiction.

          "Competition" has the meaning set forth in Section 7.10 hereof.

          "Confidentiality Agreement" has the meaning set forth in Section 7.3 hereof.

          "Consent" has the meaning set forth in Section 3.3(b) hereof.

          "Consulting Agreements" has the meaning set forth in Section 8.1(d) hereof.

          "Contracts" has the meaning set forth in Section 4.13 hereof.

          "Cromodora" has the meaning set forth in the Preamble hereof.

          "Damages" has the meaning set forth in Section 10.2 hereof.

          "Employment Letters" has the meaning set forth in Section 2.9(b)(iii) hereof.

          "Environmental Claim" means any public or private claim, action, cause of action, investigation or notice (written or oral), relating to Lemmerz Holding or any Lemmerz Subsidiary, by any Person alleging liability or potential liability (including such liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or administrative, civil, or criminal penalties) arising out of, based on or resulting from (i) the presence, or Release or threat of Release into the indoor or outdoor environment, of any Hazardous Material at any location, whether or not currently owned, leased or operated by Lemmerz Holding or any Lemmerz Subsidiary, or (ii) circumstances forming the basis of any violation of, or any other liability under, any Environmental Law.

          "Environmental Damages" has the meaning set forth in Section 10.5 hereof.

          "Environmental Laws" means all Laws, orders, judgments and decrees as in effect on the date of this Agreement relating to (i) pollution or protection of human health or the environment, including Laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials, (iii) recordkeeping, notification, disclosure or reporting requirements respecting Hazardous Materials, or (iv) endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Financial Statements" has the meaning set forth in Section 4.6(a) hereof.

          "German GAAP" means generally accepted accounting principles (Grundsatze ordnungsgemaBer Buchfuhrung) in the Federal Republic of Germany.

          "Governmental Entity" means any nation or government, or any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, the Federal Republic of Germany or any political subdivision thereof, or any other nation; or any court, tribunal or arbitrator.

          "Hazardous Materials" means all hazardous substances, wastes (including Abfall, as defined by the German Kreislaufwirtschafts- und Abfallgesetz of September 27, 1994, where applicable), oils, pollutants, chemicals or con-
          taminants and any other substance or material regulated under any Environmental Law.

          "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HWI" has the meaning set forth in the Preamble hereof. "HWI Balance Sheet" has the meaning set forth in Section 5.6(b) hereof.

          "HWI Basket" has the meaning set forth in Section 10.8 hereof.

          "HWI Cap" has the meaning set forth in Section 10.8 hereof.

          "HWI Cash Consideration" has the meaning set forth in Section 2.8 hereof.

          "HWI Common Stock" means the common stock, par value $.01 per share, of HWI.

          "HWI Deductible" has the meaning set forth in Section 10.8 hereof.

          "HWI Disclosure Schedule" means the disclosure schedule of HWI executed by the Parties to this Agreement and dated the date hereof.

          "HWI Europe" means HWI (Europe), Ltd., a Delaware corporation.

          "HWI Group" has the meaning set forth in Section 10.2 hereof.

                 "HWI Indemnified Claims" has the meaning set forth in Section
10.7 hereof.

          "HWI Material Adverse Effect" means any condition, event, circumstance, change or effect that, individually or in the aggregate, would result in a material adverse effect on the business, assets, results of operations or financial condition of HWI and its Subsidiaries, taken as a whole.

          "HWI Permits" has the meaning set forth in Section 5.5(a) hereof.

          "HWI Preferred Stock" has the meaning set forth in Section 2.6 hereof.

          "HWI Preferred Stock Consideration" has the meaning set forth in
Section 2.6 hereof.

          "HWI SEC Reports" has the meaning set forth in Section 5.6(a) hereof.

          "HWI Stockholders" has the meaning set forth in Section 7.1 hereof.

          "HWI Sub" means a limited liability company under the laws of the Federal Republic of Germany to be formed on or prior to the Closing by HWI Europe as a wholly owned subsidiary thereof.

          "HWI Subsidiary" or "HWI Subsidiaries" has the meaning set forth in
Section 5.1 hereof.

          "Indemnification Limits" has the meaning set forth in Section 10.11(b)(ii) hereof.

          "Indemnified Party" has the meaning set forth in Section 10.10 hereof.

          "Indemnifying Party" has the meaning set forth in Section 10.10 hereof.

          "Intellectual Property" has the meaning set forth in Section 4.12 hereof.

          "Labor Laws" has the meaning set forth in Section 4.17 hereof.

          "Law" or "Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, judgments and decrees of any and all Governmental Entities.

          "Leased Realty" has the meaning set forth in Section 4.11(a) hereof.

          "Leases" has the meaning set forth in Section 4.11(c) hereof.

          "Lemmerz Balance Sheet" has the meaning set forth in Section 4.6(a) hereof.

          "Lemmerz Basket" has the meaning set forth in Section 10.4 hereof.

          "Lemmerz Cap" has the meaning set forth in Section 10.4 hereof.

          "Lemmerz Deductible" has the meaning set forth in Section 10.4 hereof.

          "Lemmerz Disclosure Schedule" means the disclosure schedule of the Lemmerz Shareholders and Lemmerz Holding executed by the Parties to this Agreement and dated the date hereof.

          "Lemmerz Environmental Basket" has the meaning set forth in Section
10.6 hereof.

          "Lemmerz Environmental Cap" has the meaning set forth in Section 10.6 hereof.

          "Lemmerz Environmental Permits" has the meaning set forth in Section 4.16(a) hereof.

          "Lemmerz Holding" has the meaning set forth in the Preamble hereof.

          "Lemmerz Holding Shares" has the meaning set forth in Section 4.3 hereof.

          "Lemmerz Material Adverse Effect" means any condition, event, circumstance, change or effect that, individually or in the aggregate, would result in a material adverse effect on the business, assets, results of operations or financial condition of Lemmerz Holding and the Lemmerz Subsidiaries, taken as a whole.

          "Lemmerz Permits" has the meaning set forth in Section 4.5(a) hereof.

          "Lemmerz Shareholder" or "Lemmerz Shareholders" has the meaning set forth in the Preamble hereof. "Lemmerz

          Shareholder Expenses" has the meaning set forth in Section 11.3 hereof.

          "Lemmerz Subsidiary" means, individually, a Subsidiary of Lemmerz and "Lemmerz Subsidiaries" means, collectively, the Subsidiaries of Lemmerz.

          "Letter Agreement" means the letter dated December 6, 1996 of HWI listed in Section 5.11 of the HWI Disclosure Schedule.

          "Liens" means any and all liens (including Grundstuckslast, dingliche Grundstucksbelastung), encumbrances, security interests, mortgages or pledges.

          "Meeting" has the meaning set forth in Section 7.1 hereof.

          "Morgan Stanley" has the meaning set forth in Section 3.7 hereof.

          "Morgan Stanley Agreement" has the meaning set forth in Section 3.7 hereof.

          "Newco A" means Newco Nr. 17 Vermogensverwaltungs GmbH, a limited liability company organized under the laws of the Federal Republic of Germany and registered in depart-ment B of the Commercial Register of the lower court Bonn under registration number HRB 7490 and having a registered share capital of DM 50,000, which consists of four shares of the nominal amount of DM 12,500 each, all of which are held by Newco Holding.

          "Newco A Shares" has the meaning set forth in Section 3.2(b) hereof.

          "Newco B" means Newco Nr. 18 Vermogensverwaltungs GmbH, a limited liability company organized under the laws of the Federal Republic of Germany and registered in department B of the Commercial Register of the lower court Bonn under registration number HRB 7494 and having a registered share capital of DM 50,000, which consists of four shares in the nominal amount of DM 12,500 each, all of which are held by Newco Holding.

          "Newco B Shares" has the meaning set forth in Section 3.2(c) hereof.

          "Newco Holding" means Newco Nr. 27 Vermogensverwaltungs GmbH, a limited liability company formed pursuant to deed no. 152397 of the notary D. Kleppi in Bonn on June 5, 1997 (but not yet registered in the Commercial Register) and organized under the laws of the Federal Republic of Germany.

          "Notarial Deed" means the notarial deed to be entered into at the Closing in order to sell, transfer and contribute the shares in the German limited liability companies sold hereunder in a manner which is valid and enforceable under the laws of the Federal Republic of Germany, which deed shall be in the form attached as Exhibit B hereto.

          "Notary" has the meaning set forth in Section 2.9(a).

          "Notice" has the meaning set forth in Section 10.10 hereof.

          "Owned Realty" has the meaning set forth in Section 4.11(a) hereof.

          "Party" means, individually, and "Parties" means, collectively, HWI, Cromodora, Lemmerz Holding and each Lemmerz Shareholder. "Permits" has the meaning set forth in Section 4.5(a) hereof.

          "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due and payable, (ii) Liens for taxes, assessments and other governmental charges, which as to any thereof are not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iii) purchase money security interests or similar Liens relating to retention of title (Eigentumsvorbehalt) and (iv) Liens that do not, individually or in the aggregate, materially impair the use, or materially detract from the value, of the property to which they relate, or otherwise materially impair the operation by Lemmerz Holding or any Lemmerz Subsidiary of its business.

          "Person" means an individual, limited liability company, corporation, partnership, association, trust, unincorporated organization, other entity or group.

          "Plan" or "Plans" has the meaning set forth in Section 4.15(a) hereof.

          "Prime Rate" means the rate of interest publicly announced by Citibank, N.A. from time to time as its prime or base rate in the United States.

          "Proxy Statement" has the meaning set forth in Section 7.1 hereof.

          "Real Property" means, collectively, the Owned Realty and all real property in which Lemmerz Holding or any Lemmerz Subsidiary has a valid and subsisting leasehold or other interest.

          "Related Party Agreement" has the meaning set forth in Section 4.20(b) hereof.

          "Related Party Interest" has the meaning set forth in Section 4.20(b) hereof.

          "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, surface water, groundwater, soil or property, in each case, other than as permitted by and in compliance with Environmental Laws or any Permit of a Governmental Entity issued pursuant to Environmental Laws.

          "SEC" has the meaning set forth in Section 5.6(a) hereof.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shareholder Group" has the meaning set forth in Section 10.7 hereof.

          "Shareholder Indemnified Claims" has the meaning set forth in Section
10.2 hereof.

          "Spain Agreement" means the Share Purchase Agreement regarding the sale by Lemmerz Holding of the shares of

Lemmerz Espanola, S.L. owned by it to an Affiliate of HWI, substantially in the form attached as Exhibit C hereto.

          "Stockholder Approval Matters" has the meaning set forth in Section
7.1 hereof.

          "Stockholders Agreement" means the Stockholders' Agreement dated as of July 2, 1996 among HWI and certain holders of its capital stock.

          "Subsidiary" or "Subsidiaries" of any Person means any limited liability company, corporation, partnership, association, joint venture or other entity of which such Person (either alone or through any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

          "Tax Returns" means any and all tax returns, declarations, estimates, statements, reports, schedules, forms, information returns and other documents (including any related supporting information), and any amendment to any thereof, required to be filed with respect to Taxes under any and all Laws.

          "Taxes" means any and all taxes, assessments, charges, duties and fees or similar charges of any kind whatsoever under any and all Laws (whether imposed directly or through withholding), including income, excise, property, sales, value added, use (or any similar taxes), transfer, franchise, payroll, withholding, social security, business license fees, capital duty or other taxes, including any interest, penalties and additions imposed with respect to such amounts.

          "Termination Date" has the meaning set forth in Section 10.3 hereof.

          "United States GAAP" means generally accepted accounting principles in the United States.

          Section 1.2    Certain Terms.

          (a) As used in this Agreement, the terms "Affiliate" and "Associate" have the respective meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (b) As used in this Agreement, (i) "dollars" and "U.S.$" and "$" each refer to the lawful currency of the United States and (ii) "DM" refers to the lawful currency of the Federal Republic of Germany.

          (c) When used in this Agreement, the word "including" shall be deemed to be followed by the words "without limitation."

          (d) As used in this Agreement, "to the knowledge of Lemmerz" means the actual knowledge, after due inquiry, of the managing directors and executives of Lemmerz Holding and each Lemmerz Subsidiary.

                               ARTICLE ARTICLE II

                               PURCHASE AND SALE

          Section 2.1 Sale and Assignment of Lemmerz Holding Share to Cromodora. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, pursuant to the Notarial Deed, Horst Kukwa-Lemmerz shall sell and assign, free and clear of any and all Liens, to Cromodora, and Cromodora shall purchase and accept from him, one Lemmerz Holding Share in the nominal amount of DM 10,000.

          Section 2.2 Purchase Price of Share Sold to Cromodora. In consideration of the Lemmerz Holding Share to be sold and assigned pursuant to
Section 2.1 hereof, at the Closing, Cromodora shall pay, or cause to be paid, to Horst Kukwa-Lemmerz U.S.$28,000.

          Section 2.3 Sale and Assignment of Lemmerz Holding Shares to HWI Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, pursuant to the Notarial Deed, the Lemmerz Shareholders shall sell and assign, free and clear of any and all Liens, to HWI Sub, and HWI Sub shall purchase and accept from them, 3,831 Lemmerz Holding Shares in the nominal amounts of DM 10,000 each as follows:

          (a) Marianne Lemmerz shall sell and assign to HWI Sub, and HWI Sub shall purchase and accept from her, 339 Lemmerz Holding Shares in the nominal amount of DM 10,000 each, (b) Renate Kukwa-Lemmerz shall sell and assign to HWI Sub, and HWI Sub shall purchase and accept from her, 1,126 Lemmerz Holding Shares in the nominal amount of DM 10,000 each, (c) Inge Kruger-Pressl shall sell and assign to HWI Sub, and HWI Sub shall purchase and accept from her, 1,030 Lemmerz Holding Shares in the nominal amount of DM 10,000 each, and (d) Horst Kukwa- Lemmerz shall sell and assign to HWI Sub, and HWI Sub shall purchase and accept from him, 1,336 shares in the nominal amount of DM 10,000 each.

          Section 2.4 Purchase Price for Shares Sold to HWI Sub. In consideration of the Lemmerz Holding Shares to be sold and assigned pursuant to
Section 2.3 hereof, at the Closing, HWI Sub shall pay, or cause to be paid, to the Lemmerz Shareholders an aggregate of U.S. $107,268,000.

          Section 2.5 Sale and Assignment of Newco A Shares and Newco B Shares to HWI. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, pursuant to the Notarial Deed, the Lemmerz Shareholders shall cause Newco Holding to sell and assign, free and clear of any and all Liens, to HWI, and HWI shall purchase and accept from Newco Holding:

               (i)    the first Newco A Share in the nominal amount of DM
12,500;

               (ii)    the first Newco B Share in the nominal amount of DM
12,500;

               (iii) a part share in the nominal amount of DM 10,600 of the second Newco A Share in the nominal amount of DM 12,500; and

               (iv) a part share in the nominal amount of DM 10,600 of the second Newco B Share in the nominal amount of DM 12,500.

          Section 2.6 Purchase Price for Shares Sold to HWI. In consideration of the Newco A Shares and the Newco B Shares to be sold and assigned pursuant to Section 2.5 hereof, at the Closing, HWI shall deliver, or cause to be delivered, to Newco Holding (i) an aggregate of 5,000,000 duly authorized, validly issued, fully paid and non-assessable shares (the "HWI Preferred Stock Consideration") of Series A Convertible Participating Preferred Stock, par value $.01 per share of HWI ("HWI Preferred Stock"), having the designations, preferences, rights, qualifications and restrictions set forth in the form of the certificate attached hereto as Exhibit D (the "Certificate of Designations"), to be delivered to the Lemmerz Shareholders by Newco Holding pursuant to the Notarial Deed, and (ii) an aggregate of DM 110,000.

          Section 2.7 Sale and Assignment of Newco A Shares and Newco B Shares to HWI Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, pursuant to the Notarial Deed, the Lemmerz Shareholders shall cause Newco Holding to sell and assign, free and clear of any and all Liens, to HWI Sub, and HWI Sub shall purchase and accept from Newco
Holding:

               (i) the two remaining Newco A Shares each in the nominal amount of DM 12,500;

               (ii) the two remaining Newco B Shares each in the nominal amount of DM 12,500;

               (iii) the remaining part share in the nominal amount of DM 1,900 of the second Newco A Share in the nominal amount of DM 12,500; and

               (iv) the remaining part share in the nominal amount of DM 1,900 of the second Newco B Share in the nominal amount of DM 12,500.

          Section 2.8 Purchase Price for Shares Sold to HWI Sub. In consideration of the Newco A Shares and Newco B

Shares to be sold and assigned pursuant to Section 2.7 hereof to HWI Sub, at the Closing HWI Sub shall pay, or cause to be paid, to Newco Holding an aggregate of U.S. $92,704,000, to be delivered to the Lemmerz Shareholders pursuant to the Notarial Deed (together with the cash amounts payable pursuant to Sections 2.4 and 2.6 hereof, the "HWI Cash Consideration").

          Section 2.9    Closing; Deliveries at Closing.

          (a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, and Frank Hoffmann, Notary, Berlin, Germany (the "Notary") on the second business day after which all of the conditions set forth in Article VIII are satisfied or, to the extent permitted by applicable Law, waived, or on such other date and at such other time and place as HWI and the Lemmerz Shareholders shall agree (the date on which the Closing actually occurs being referred to herein as the "Closing Date").

          (b) At the Closing, the Lemmerz Shareholders shall cause Newco Holding to deliver, or cause to be deliv-ered, to HWI or, with respect to the Notarial Deed, to the Notary:

               (i) the Notarial Deed, duly executed by the geschaftsfuhrer of Newco Holding; and

               (ii) such other duly executed documents and certificates as may be required to be delivered by Newco Holding pursuant to the terms of this Agreement.

          (c) At the Closing, the Lemmerz Shareholders shall deliver, or cause to be delivered, to HWI or, with respect to the Notarial Deed, to the
Notary:

               (i) the Notarial Deed, duly executed by each such Lemmerz Shareholder and the geschaftsfuhrer of Newco A and Newco B;

               (ii) the Amended Stockholders Agreement, duly executed by each such Lemmerz Shareholder;

               (iii) the opinions of counsel for Newco Holding and the Lemmerz Shareholders, substantially in the form attached as Exhibit G hereto;

               (iv) the resignations referred to in Section 7.8 hereof, duly executed by the parties thereto; and

               (v) such other duly executed documents and certificates as may be required to be delivered by each such Lemmerz Shareholder pursuant to the terms of this Agreement.

          (d) At the Closing, HWI shall deliver, or cause to be delivered, to the Lemmerz Shareholders or, with respect to the Notarial Deed, to the Notary:

               (i) the Notarial Deed, duly executed by or on behalf of HWI and the geschaftsfuhrer of HWI Sub;

               (ii) a certificate or certificates representing the HWI Preferred Stock Consideration deliverable to the Lemmerz Shareholders;

               (iii) the HWI Cash Consideration, together with interest thereon, if any, from and after July 25, 1997 to and including the Closing Date at the Prime Rate, payable to the Lemmerz Shareholders, by wire transfer of immediately available funds to an account or accounts designated in writing by the Lemmerz Shareholders at least three (3) business days prior to the Closing Date;

               (iv) the Amended Stockholders Agreement, duly executed by or on behalf of the parties to the Stockholders Agreement (other than the Lemmerz Shareholders);

               (v) the letters regarding employment, in the forms attached hereto as Exhibits E and F, respectively (collectively, the "Employment Letters"), addressed by HWI to each of Klaus Junger and Horst Koll, duly executed by or on behalf of HWI;

               (vi) the Consulting Agreements, duly executed by or on behalf of HWI;

               (vii) the opinion of counsel for HWI, substantially in the form attached as Exhibit H hereto; and

               (viii) such other duly executed documents and certificates as may be required to be delivered by HWI pursuant to the terms of this Agreement.

          (e) At the Closing, Cromodora shall deliver to Horst Kukwa-Lemmerz or, with respect to the Notarial Deed, to the Notary:

               (i) the Notarial Deed, duly executed by or on behalf of Cromodora; and

               (ii) U.S.$28,000 payable to Horst Kukwa-Lemmerz, by wire transfer of immediately available funds to an account designated in writing by Herr Kukwa-Lemmerz at least three (3) business days prior to the Closing Date.

                              ARTICLE ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF EACH LEMMERZ SHAREHOLDER

          Each Lemmerz Shareholder, as to herself or himself, hereby represents and warrants to HWI as follows:


          Section 3.1 Authority. Such Lemmerz Shareholder has the requisite power, capacity and authority to execute and deliver this Agreement, to perform her or his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Lemmerz Shareholder and, assuming the due authorization, execution and delivery hereof by HWI and Cromodora, constitutes the valid and binding obligation of such Lemmerz Shareholder, enforceable against such Lemmerz Shareholder in accordance with its terms.

          Section 3.2    Title to Shares.

          (a) Such Lemmerz Shareholder has good and marketable title to the number of shares of capital stock of Lemmerz Holding set forth opposite such Lemmerz Shareholder's name in Annex 1, free and clear of any and all Liens; and such shares constitute all shares of capital stock or other equity interests of Lemmerz Holding or any Lemmerz Subsidiary owned, whether of record or beneficially, by such Lemmerz Shareholder.

          (b) The authorized capital stock of Newco A consists of shares in the aggregate nominal amount of DM 50,000, all of which are issued and outstanding and included among the Acquired Shares ("Newco A Shares"). No shares of capital stock or other equity interests of Newco A are held in the treasury of Newco A or are reserved for future issuance pursuant to any option, warrant or other right, agreement, arrangement or commitment. Each issued and outstanding share of capital stock of Newco A has been duly authorized and validly issued, and is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights. Newco Holding has good and marketable title to all of the Newco A Shares, free and clear of any and all Liens.

          (c) The authorized capital stock of Newco B consists of shares in the aggregate nominal amount of DM 50,000, all of which are issued and outstanding and included among the Acquired Shares ("Newco B Shares"). No shares of capital stock or other equity interests of Newco B are held in the treasury of Newco B or are reserved for future issuance pursuant to any option, warrant or other right, agreement, arrangement or commitment. Each issued and outstanding share of capital stock of Newco B has been duly authorized and validly issued, and is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights. Newco Holding has good and marketable title to all of the Newco B Shares, free and clear of any and all Liens.

          (d) At the Closing, with respect to the Acquired Shares and Lemmerz Holding Shares to be sold, assigned, transferred and conveyed by Newco Holding and such Lemmerz

Shareholder, respectively, HWI and HWI Sub, upon delivery and payment to Newco Holding and such Lemmerz Shareholder, respectively, of the HWI Preferred Stock Consideration and the HWI Cash Consideration in accordance with Article II hereof, will acquire good and valid title to the Lemmerz Holding Shares and the Acquired Shares, free and clear of any and all Liens.

          (e) No Lemmerz Shareholder requires, or will require, a consent under any German statutory marital property regime by reason of the transactions contemplated by this Agreement and, by execution and delivery of this Agreement, each of Renate Kukwa-Lemmerz and Horst Kukwa-Lemmerz hereby grant the other such required consents, if any, under any and all such marital property regimes.

          (f) Other than as contemplated by this Agreement, there is no option, warrant or other right, agreement, arrangement or commitment of any kind whatsoever to which Newco Holding or such Lemmerz Shareholder is a party relating to the issued or unissued capital stock or other equity interests of Lemmerz Holding or any Lemmerz Subsidiary, or any of Newco A or Newco B, or obligating Newco Holding or such Lemmerz Shareholder to grant, issue or sell any share of the capital stock or other equity interests of Lemmerz

Holding or any Lemmerz Subsidiary, or any of Newco A or Newco B, by sale, lease, license or otherwise.

          (g) Except as set forth in Section 3.2(g) of the Lemmerz Disclosure Schedule, there is no obligation, contingent or otherwise, of Newco Holding or such Lemmerz Shareholder to (i) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of Lemmerz Holding or any Lemmerz Subsidiary, or any of Newco A or Newco B, or (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of Lemmerz Holding or any Lemmerz Subsidiary, or any of Newco A or Newco B.

          (h) There is no voting trust, proxy or other agreement, arrangement, contract or other commitment of any kind whatsoever to which Newco Holding or such Lemmerz Shareholder is a party, or by or to which any of its properties or assets is bound or subject, with respect to the voting of any share of capital stock or other equity interests of Lemmerz Holding or any Lemmerz Subsidiary, or any of Newco A or Newco B.

          (i) By the performance of its obligation hereunder, and consummation of the transactions contemplated hereby, such Lemmerz Shareholder will not dispose of all or substantially all of such Party's properties or assets.


          Section 3.3    No Violation; Consents and Approvals.

          (a) The execution and delivery of this Agreement by such Lemmerz Shareholder do not, and the performance of this Agreement by such Lemmerz Shareholder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate or articles of incorporation or by-laws, or similar charter or organizational documents, in each case as amended or restated, of Newco Holding, Newco A or Newco B, (ii) conflict with or violate any Law, order, judgment or decree applicable to Newco Holding or such Lemmerz Shareholder, or by or to which any of its properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets (including any Lemmerz Holding Share or Acquired Share) of Newco Holding or such Lemmerz Shareholder under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Newco Holding or such Lemmerz Shareholder is a party or by or to which Newco Holding or such Lemmerz Shareholder or any of its properties or assets (including any Lemmerz Holding Share or Acquired Share) is bound or subject.

          (b) The execution and delivery of this Agreement by such Lemmerz Shareholder do not, and the performance by Newco Holding and such Lemmerz Shareholder of this Agreement and the consummation of the transactions contemplated hereby will not, require Newco Holding or such Lemmerz Shareholder to obtain any consent, approval, waiver, authorization or permit of, or to make any filing or registration with or notification to ("Consent"), any Governmental Entity or any third party, other than (i) the Consents set forth in Section 3.3(b) of the Lemmerz Disclosure Schedule with respect to Newco Holding or such Lemmerz Shareholder, each of which has been, or will be prior to the Closing, obtained or made and (ii) such Consents, the failure of which to obtain or make could not reasonably be expected to impair Newco Holding's or such Lemmerz Shareholder's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or to impair the ability of Lemmerz Holding or any Lemmerz Subsidiary to conduct its business after the Closing in the manner it is now being conducted.

          (c) At Closing, Newco Holding and such Lemmerz Shareholder will have taken all steps necessary to approve and to irrevocably exempt the transactions contemplated by this Agreement from the provisions of any applicable Law, certificate or articles of incorporation or by-laws, or similar charter or organizational document, in each case as amended or restated, or contractual provision, in each case, containing any restriction on transfer of any Lemmerz Holding Share or Acquired Share or similar provision, including any and all contractual or statutory rights of first refusal and preemption (Andienungsrechte and Vorkaufsrechte).

          Section 3.4    No Activity.

          (a) Newco Holding was organized on June 5, 1997, Newco A was organized on January 15, 1997 and Newco B was organized on January 15, 1997. Neither Newco Holding, Newco A nor Newco B will have, at any time prior to the Closing, (i) acquired any properties or assets, whether real, personal or mixed, tangible or intangible, other than (A) the deposit of its stated capital in a bank account and interest earned thereon and (B) the acquisition by Newco Holding of the Newco A Shares and the Newco B Shares, (ii) incurred any liability or obligation, other than current taxes on its stated capital, (iii) engaged in any business or activity of any kind whatsoever or (iv) entered into, or become subject to or bound by, any agreement, arrangement, contract or other commitment, except in connection with its organization, the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

          Section 3.5    Absence of Litigation.

          (a) There is no claim, action, suit, proceeding or investigation, at law or in equity (including actions or proceedings seeking injunctive relief), by or before any Governmental Entity pending or, to the knowledge of such Lemmerz Shareholder, threatened in writing against Newco Holding or such Lemmerz Shareholder or affecting any of its properties or assets, including any Lemmerz Holding Share or Acquired Share.

          (b) Neither Newco Holding nor such Lemmerz Shareholder is a party to or subject to or bound by, or in default under, any judgment, order or decree of any Governmental Entity which, in any case, could impair the ability of Newco Holding or such Lemmerz Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          Section 3.6 Investment. Newco Holding and such Lemmerz Shareholder are acquiring the shares of HWI Preferred Stock included in the HWI Preferred Stock Consideration deliverable to Newco Holding and to such Lemmerz

Shareholder hereunder and under the Notarial Deed and, upon conversion thereof, the shares of HWI Common Stock into which such shares are convertible, for investment purposes only and not with any intention of distributing or selling such shares in violation of United States federal or state securities laws. Such Lemmerz Shareholder acknowledges, on his or her own behalf and on behalf of Newco Holding, that all such shares of HWI Preferred Stock and HWI Common Stock shall be subject to the provisions of the Amended Stockholders Agreement, and that a legend to such effect shall be placed on any and all certificates representing such shares.

          Section 3.7 Brokers. Other than Morgan Stanley & Co. Incorporated ("Morgan Stanley") pursuant to the agreement dated October 30, 1995 between Morgan Stanley and Lemmerz Holding (the "Morgan Stanley Agreement"), no Person is entitled to any brokerage, finder's or investment banking fee, commission or expense in connection with the transactions contemplated hereby by reason of any action taken by or on behalf of Newco Holding or such Lemmerz Shareholder or any of Newco Holding's or such Lemmerz Shareholder's representatives or agents.

                               ARTICLE ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES
                               OF LEMMERZ HOLDING

                 Lemmerz Holding hereby represents and warrants to HWI as follows:

          Section 4.1 Corporate Organization; Subsidiaries. Lemmerz Holding is a limited liability company duly organized under the laws of the Federal Republic of Germany and validly existing in accordance with the Commercial Register, and its Articles of Association (Gesellschaftsvertrag). The current Articles of Association of Lemmerz Holding were registered with the Commercial Register on August 24, 1993, and have not been amended since such date. Each Lemmerz Subsidiary, together with an indication of its legal form and the jurisdiction of its organization, is listed in Section 4.1(b) of the Lemmerz Disclosure Schedule and is duly organized and validly existing in such jurisdiction. Lemmerz Holding and each Lemmerz Subsidiary has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

          Section 4.2 Organizational Documents; Corporate Records. Lemmerz Holding and each Lemmerz Subsidiary listed in Section 4.2 of the Lemmerz Disclosure Schedule has deliv-ered a true, correct and complete copy of its certificate or articles of incorporation or association and by-laws, or similar charter and organizational documents, in each case as amended or restated. No resolutions amending any such certificate or articles, or by-laws, or similar charter or organizational document, have been adopted other than those registered in the Commercial Register, and there is no agreement, arrangement, contract or other commitment relating to the constitution or organization of Lemmerz Holding or any Lemmerz Subsidiary. Neither Lemmerz Holding nor any Lemmerz Subsidiary is in violation in any material respect of any provision of its certificate or articles of incorporation, or by-laws, or similar charter or organizational document. Lemmerz Holding and each Lemmerz Subsidiary has made available to HWI for inspection true, correct and complete copies of its available minutes since January 1, 1987, stock record book and stock ledger, including all available notarial deeds relating to, or resulting in, the creation or transfer of its capital stock or other equity interests.

          Section 4.3    Capitalization.

          (a) The authorized capital stock of Lemmerz Holding consists of 10,000 shares in the aggregate nominal amount of DM 100,000,000, all of which are issued and outstanding ("Lemmerz Holding Shares"). No shares of capital stock or other equity interests of Lemmerz Holding are held in the treasury of Lemmerz Holding or are reserved for future issuance pursuant to any option, warrant or other right, agreement, arrangement or commitment. Each issued and outstanding share of capital stock of Lemmerz Holding has been duly authorized and validly issued, and is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights. At Closing, each Lemmerz Holding Share as is owned by Newco A or Newco B will be owned, in each case, free and clear of any and all Liens.

          (b) Section 4.3(b) of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of each Lemmerz Subsidiary; its authorized, issued and outstanding capital stock or other equity interests; the name of each record owner of such capital stock or other equity interests, together with the number of shares of capital stock or other equity interests so owned; such capital stock or other equity interests held in its treasury; such capital stock or other equity interests reserved for future issuance pursuant to any option, warrant or other right, agreement, arrangement or commitment; and the identity of each party to any such option, warrant or other right, agreement, arrangement or commitment. Each issued and outstanding share of capital stock or other equity interests of each Lemmerz Subsidiary has been duly authorized and validly issued, and is fully paid and nonassessable, and has not been issued in violation of, and, with respect to such shares or interests as are owned by Lemmerz Holding or any Lemmerz Subsidiary, is not subject to, any preemptive or subscription rights; and each such share of capital stock or other equity interests as is owned by Lemmerz Holding or any Lemmerz Subsidiary is owned free and clear of any and all Liens.

          (c) (i) Other than as contemplated by this Agreement, there is no option, warrant or other right, agreement, arrangement or commitment of any kind whatsoever to which Lemmerz Holding or any Lemmerz Subsidiary is a party relating to the issued or unissued capital stock or other equity interests of Lemmerz Holding or any Lemmerz Subsidiary or obligating Lemmerz Holding or any Lemmerz Subsidiary to grant, issue or sell any share of the capital stock or other equity interests of Lemmerz Holding or any Lemmerz Subsidiary by sale, lease, license or otherwise; (ii) except as set forth in Section 4.3(c) of the Lemmerz Disclosure Schedule, there is no obligation, contingent or otherwise, of Lemmerz Holding or any Lemmerz Subsidiary to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of Lemmerz Holding or any Lemmerz

Subsidiary, or (B) make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person other than Lemmerz Holding or any Lemmerz Subsidiary; (iii) other than the ownership by Lemmerz Holding of the Lemmerz Subsidiaries and otherwise as set forth in Section 4.3(c) of the Lemmerz Disclosure Schedule, neither Lemmerz Holding nor any Lemmerz Subsidiary, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for, such capital stock or such equity interests, of any limited liability company, corporation, partnership, joint venture or other entity; (iv) except as set forth in Section 4.3(c) of the Lemmerz Disclosure Schedule; there is no agreement, arrangement, contract or other commitment of any kind whatsoever (contingent or otherwise) to which Lemmerz Holding or any Lemmerz Subsidiary is a party pursuant to which any Person, including any Lemmerz Shareholder, is or may become entitled to receive any payment based on the revenues or earnings of Lemmerz Holding or any Lemmerz Subsidiary; and (v) there is no voting trust, proxy or other agreement, arrangement, contract or other commitment of any kind whatsoever to which Lemmerz Holding or any Lemmerz Subsidiary is a party, or by which Lemmerz Holding or any Lemmerz Subsidiary or any of their respective properties or assets is bound or subject, with respect to the voting of any share of capital stock or other equity interests of Lemmerz Holding or any Lemmerz Subsidiary.

          (d) The contributions with respect to the Lemmerz Holding Shares have been made in compliance with all statutory and other legal requirements.

          Section 4.4    Authorization; No Violation; Consents and Approvals.

          (a) Except with respect to proceedings required under the Notarial Deed and the Spain Agreement, no corporate proceeding on the part of Lemmerz Holding or any Lemmerz Subsidiary is required to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby, will not, (i) conflict with or violate the certificate or articles of incorporation or by-laws, or similar charter or organizational documents, in each case as amended or restated, of Lemmerz Holding or any Lemmerz Subsidiary, (ii) conflict with or violate any Law, judgment, order or decree appli-cable to Lemmerz Holding or any Lemmerz Subsidiary, or by or to which any of their respective properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of Lemmerz Holding or any Lemmerz Subsidiary under, any note, bond, mortgage, indenture, contract, agreement, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which Lemmerz Holding or any Lemmerz Subsidiary is a party or by or to which Lemmerz Holding or any Lemmerz Subsidiary or any of their respective properties or assets is bound or subject, other than, with respect to clause (iii) above, such conflicts, violations, breaches and defaults as could not reasonably be expected, individually or in the aggregate, to impair in any material respect Lemmerz Holding's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or to impair in any material respect the ability of Lemmerz Holding or any Lemmerz Subsidiary to conduct its business after the Closing in the manner now being conducted.

          (c) Except with respect to proceedings required under the Notarial Deed and the Spain Agreement, the execution and delivery of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby, will not, require Lemmerz Holding or any Lemmerz Subsidiary to obtain any Consent of any Governmental Entity, or any third party, except for (i) applicable requirements, if any, of the HSR Act and other Antitrust Laws, (ii) filings with the German Federal Cartel Office (Bundeskartellamt), (iii) the Consents set forth in Section 4.4(c) of the Lemmerz Disclosure Schedule, each of which has been, or will be prior to the Closing, obtained or made and (iv) such Consents, the failure of which to obtain or make could not reasonably be expected, individually or in the aggregate, to impair in any material respect Lemmerz Holding's ability to perform its obligations hereunder or to consummate the transaction contemplated hereby or to impair in any material respect the ability of Lemmerz Holding or any Lemmerz Subsidiary to conduct its business after the Closing in the manner now being conducted.

          (d) Except with respect to proceedings required under the Notarial Deed and the Spain Agreement, Lemmerz Holding and each Lemmerz Subsidiary has taken all steps necessary to approve and to irrevocably exempt the transac-tions contemplated by this Agreement from the provisions of any applicable Law, certificate or articles of incorporation or by-laws, or similar charter or organizational document, in each case as amended or restated, or contractual provision, in each case, containing any restriction on transfer of any Lemmerz Holding Shares or similar provision, including any and all contractual or statutory rights of first refusal and preemption (Andienungsrechte and Vorkaufsrechte).

          Section 4.5    Permits; Compliance with Laws.


          (a) Except as set forth in Section 4.5(a) of the Lemmerz Disclosure Schedule, Lemmerz Holding and each Lemmerz Subsidiary possesses all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates and approvals (collectively, "Permits") necessary to own, lease and operate its properties and assets and to carry on its business as now being conducted (other than those required under Environmental Laws, which are governed by Section 4.16 hereof) (collectively, the "Lemmerz Permits"), and there is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Lemmerz, threatened in writing regarding suspension or cancellation of any Lemmerz Permit. None of the Lemmerz Permits will lapse, terminate or expire, or require transfer, reissuance or renewal, as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) Lemmerz Holding and each Lemmerz Subsidiary is, and has been since January 1, 1995, in compliance in all material respects with its Lemmerz Permits and all Laws applicable to it or by or to which any of its properties or assets is bound or subject (other than (w) Environmental Laws, which are governed by Section 4.16, (x) Laws regarding Taxes, which are governed by
Section 4.14, (y) Labor Laws, which are governed by Section 4.17, and (z) Laws regarding employee benefit plans, which are governed by Section 4.15). Since January 1, 1995, neither Lemmerz Holding nor any Lemmerz Subsidiary has received from any Governmental Entity any notice with respect to any possible conflict, default or violation of any Lemmerz Permit or Law (other than those specified in clauses (w)-(z) above, which are governed by the respective Sections set forth above).

          Section 4.6    Financial Statements.

          (a) Lemmerz Holding has delivered to HWI true, correct and complete copies of the audited consolidated annual statements (including balance sheet, profit and loss account and notes) and management reports of Lemmerz Holding for the fiscal years ended December 31, 1996, 1995 and 1994 (collectively, the "Financial Statements"). Each of the

Financial Statements has been prepared in accordance with German GAAP consistently applied, and fairly presents the consolidated financial position, results of operations and cash flows of Lemmerz Holding as of the date and for the periods indicated therein. To the extent that contingent liabilities were not required to be included in liabilities reflected on any balance sheet included in the Financial Statements, such liabilities have been reflected as below-the-line items on such balance sheet as required by German GAAP. The audited consolidated balance sheet of Lemmerz Holding as of December 31, 1996 included in the Financial Statements is herein referred to as the "Lemmerz Balance Sheet."

          (b) Neither Lemmerz Holding nor any Lemmerz Subsidiary has incurred any material liability or obliga- tion (whether direct or indirect, fixed, contingent or otherwise) other than (i) such as have been reflected on the Lemmerz Balance Sheet in accordance with German GAAP consistently applied, (ii) such as have been incurred in the ordinary course of business consistent with past practice since December 31, 1996, (iii) such as have arisen pursuant to contracts entered into in the ordinary course of business consistent with past practice and which were not required to be performed on or prior to December 31, 1996 and (iv) such as relate to the environmental matters governed by Section 4.16 hereof. The reserves for such liabilities and obligations reflected on the Lemmerz Balance Sheet are adequate, appropriate and reasonable in all material respects.

          (c) Inventories of raw materials, work in progress and finished goods of Lemmerz Holding and the Lemmerz Subsidiaries, taken as a whole, are of a quantity and quality useable and, with respect to finished goods, saleable in the ordinary course of business substantially consistent with past practice. All inventory disposed of by Lemmerz Holding and each Lemmerz Subsidiary since December 31, 1996 has been sold in the ordinary course of business consistent with past practice.

          (d) All accounts receivable of Lemmerz Holding and each Lemmerz Subsidiary have, to the knowledge of Lemmerz, arisen from bona fide transactions in the ordinary course of business consistent with past practice.

          (e) The books and records of Lemmerz Holding and each Lemmerz Subsidiary are complete in all material respects and have been maintained in all material respects in accordance with good business practices and in accordance with all applicable accounting principles and Laws.

          Section 4.7 Absence of Certain Changes or Events. Except as set forth in Section 4.7 of the Lemmerz Disclosure Schedule, since December 31, 1996
(a) Lemmerz Holding and each Lemmerz Subsidiary has conducted its business only in the ordinary course consistent with past practice and (b) there has not occurred, nor has there been, any condition, event, circumstance, change or effect which has had, or would reasonably be expected to have, a Lemmerz Material Adverse Effect.

          Section 4.8 Certain Covenants. Since December 6, 1996, except as expressly contemplated by this Agreement or as set forth in the respective subsections of Section 4.8 of the Lemmerz Disclosure Schedule, Lemmerz Holding has not taken any action, or permitted any Lemmerz Subsidiary to take any action, which, if taken after the execution and delivery of this Agreement, would constitute a breach or violation of Section 6.1.

          Section 4.9 Litigation. Except as set forth in the respective subsections of Section 4.9 of the Lemmerz Disclosure Schedule, (a) there is no claim, action, suit, proceeding or investigation, at law or in equity (including actions or proceedings seeking injunctive relief), by or before any Governmental Entity pending or, to the knowledge of Lemmerz, threatened in writing against Lemmerz Holding or any Lemmerz Subsidiary or affecting any of their respective properties or assets, and (b) neither Lemmerz Holding nor any Lemmerz Subsidiary is in default under or has failed to satisfy any judgment of any Governmental Entity. None of the claims, actions, suits, proceedings or investigations, if adversely determined, or the judgments, in each case, set forth in Section 4.9 of the Lemmerz Disclosure Schedule, or any order or decree of any Governmental Entity to or by which Lemmerz Holding or any Lemmerz Subsidiary is a party or subject or bound, (i) has had or could reasonably be expected to have a Lemmerz
Material Adverse Effect, (ii) could impair in any material respect Lemmerz Holding's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or (iii) could impair in any material respect the ability of Lemmerz Holding or any Lemmerz Subsidiary to conduct its business after the Closing in the manner it is now being conducted.

          Section 4.10 Personal Property. Lemmerz Holding or one of the Lemmerz Subsidiaries has good and valid title to, or a valid and enforceable right to use, all material personal property (whether tangible or intangible) (other than Intellectual Property which is governed by Section 4.12) reflected on the Lemmerz Balance Sheet and all such material personal property acquired by Lemmerz Holding or any Lemmerz Subsidiary since December 31, 1996 (except such personal property as has been disposed of in the ordinary course of business), free and clear of any and all Liens except Permitted Liens.

          Section 4.11    Real Property.

          (a) Section 4.11(a) of the Lemmerz Disclosure Schedule sets forth a list identifying all real property to which Lemmerz Holding or any Lemmerz Subsidiary has legal or equitable title (the "Owned Realty") and all material real property in which Lemmerz Holding or any Lemmerz Subsidiary has a valid and subsisting leasehold or other interest (the "Leased Realty"), and sets forth for each such Owned Realty and Leased Realty the title or interest held by Lemmerz Holding or such Lemmerz Subsidiary.

          (b) Lemmerz Holding and each Lemmerz Subsidiary has good and marketable fee title to its Owned Realty, free and clear of any and all Liens (except (i) Permitted Liens, (ii) Liens recorded in the land register and construction encumbrance register and (iii) leases, subleases, rights of parties in possession, easements and encroachments, none of which, individually or in the aggregate, impairs in any material respect the use or detracts from the value of the property to which it relates, or otherwise impairs in any material respect the conduct by Lemmerz Holding or any Lemmerz Subsidiary of its business).

          (c) Lemmerz Holding and each Lemmerz Subsidiary possesses a valid and subsisting leasehold or other interest in its Leased Realty pursuant to the leases or other instruments set forth in Section 4.11(a) of the Lemmerz Disclosure Schedule (the "Leases"), free and clear of any and all Liens (except
(a) Permitted Liens and (b) subleases, rights of parties in possession, easements and encroachments, none of which, individually or in the aggregate, impairs in any material respect the conduct by Lemmerz Holding or any Lemmerz Subsidiary of its business). Each Lease is in full force and effect, and is the valid and binding obligation of each party thereto substantially in accordance with its terms, and there is not under any Lease any existing default under any material provision thereof by Lemmerz Holding or any Lemmerz Subsidiary or, to the knowledge of Lemmerz, any other party thereto, or any condition or event which, with notice or lapse of time or both, would constitute such a default.

          Section 4.12 Intellectual Property. Lemmerz Holding and each Lemmerz Subsidiary owns or has a valid and enforceable right to use all copyrights, trade names, trademarks, service marks, service names, trade secrets, designs, licenses and patents (including pending applications for any of the foregoing), and other intellectual property rights, including know-how (whether related to any of the foregoing or otherwise), used in or necessary to the conduct of its business as now being conducted, free and clear of any and all Liens except Permitted Liens (collectively, "Intellectual Property"). Section 4.12 of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of the material Intellectual Property, identifies the owner thereof, the right to use or other interest therein of Lemmerz Holding and each Lemmerz Subsidiary, and, with respect to each registration, grant and application, the jurisdiction and record owner thereof. Except as set forth in Section 4.12 of the Lemmerz Disclosure Schedule, there is no claim, action, suit, proceeding or investigation by or before any Governmental Entity pending nor, since January 1, 1995, has there been any such claim, action, suit, proceeding or investigation made or, to the knowledge of Lemmerz, threatened in writing, nor, to the knowledge of Lemmerz, is there any basis for any such claim, action, suit, proceeding or investigation, to the effect that (a) the operations of Lemmerz Holding or any Lemmerz Subsidiary infringe upon or conflict with the rights of any Person in respect of any

Intellectual Property, or (b) any Intellectual Property is invalid or unenforceable.

          Section 4.13 Contracts. Section 4.13 of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of any and all agreements, arrangements, contracts and other commitments under which the mutual obligations of the parties thereto have not been completely fulfilled and to which Lemmerz Holding or any Lemmerz Subsidiary is a party or by or to which any of their respective properties or assets is bound or subject (the "Contracts"), other than such Contracts as (i) may be terminated at any time without penalty or premium by such of Lemmerz Holding and each Lemmerz Subsidiary as is a party thereto upon notice of sixty days or less, (ii) involve aggregate obligations of Lemmerz Holding and Lemmerz Subsidiaries in any future twelve-month period of DM 650,000 or less, (iii) constitute purchase orders for the sale of products to third parties in the ordinary course of business consistent with past practice,
(iv) are Plans listed in Section 4.15(a) of the Lemmerz Disclosure Schedule, (v) are Related Party Agreements listed in Section 4.20(b) of the Lemmerz Disclosure Schedule or (vi) are Leases listed in Section 4.11(a) of the Lemmerz Disclosure Schedule, but including the following:

          (a) All agreements and obligations relating to the acquisition, divestiture, encumbrance or other disposal of real property or interests in real property;

          (b) All agreements relating to the acquisition or the divestiture of fixed assets (Gegenstande des Anlagevermogens), including intangible assets, physical fixed assets (with the exception of real estate and real-estate-like rights) and financial assets, the value of which exceeds DM 650,000.

          (c) All lease agreements involving annual payments which exceed DM 400,000.

          (d) (i) All exclusive license agreements, whether as licensor or licensee, and (ii) all non-exclusive license agreements, whether as licensor or licensee, involving annual payments which exceed DM 200,000.

          (e) All credit agreements, whether as lender (other than non-material loans to employees) or borrower (excluding credit agreements between or among Lemmerz Holding and the Lemmerz Subsidiaries), with the exception of customary extensions of the due date of receivables or payables agreed to in the ordinary course of business, as well as all factoring arrangements;

          (f) All agreements with authorized dealers (Vertragshandler), commercial agents (Handelsvertreter) or other agents as well as all similar distribution agreements, the termination of which requires either (a) the payment of compensation to any Person or (b) a notice period in excess of three (3) months;

          (g) All employment agreements which provide for an annual aggregate remuneration (as of the date of this Agreement) of more than DM 150,000 as well as all agreements with advisors involving annual payments which exceed DM 150,000;

          (h) All joint-venture and similar agreements, including any enterprise contract (Unternehmensvertrage), within the meaning of Sections 291 et seq. of the German Stock Corporation Act; and

          (i) All agreements or obligations which have been entered into or assumed outside the ordinary course of business of the Lemmerz Holding and the Lemmerz Subsidiaries.

          Each Contract listed in Section 4.13 of the Lemmerz Disclosure
Schedule is in full force and effect, and is the valid and binding obligation of each party thereto substantially in accordance with its terms. Neither Lemmerz Holding nor any Lemmerz Subsidiary or, to the knowledge of Lemmerz, any other party thereto is in breach of, or default under, any material provision of any of the Contracts listed in Section 4.13 of the Lemmerz Disclosure Schedule, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default. Lemmerz Holding and the Lemmerz Subsidiaries have made available to HWI true, correct and complete copies of each Contract listed in Section 4.13 of the Lemmerz Disclosure Schedule. Except as set forth in Section 4.13 of the Lemmerz Disclosure Schedule, neither Lemmerz Holding nor any Lemmerz Subsidiary is a party to, nor are any of their respective properties or assets bound by or subject to, any agreement, arrangement, contract or other commitment, including any covenant not to compete or other restrictive covenant, which purports to limit in any material respect the manner, or the localities, in which Lemmerz Holding or any Lemmerz Subsidiary is entitled to conduct all or any material portion of its business.

          Section 4.14    Taxes.

          (a) Lemmerz Holding and each Lemmerz Subsidiary has duly prepared and timely filed all Tax Returns required to be filed on or before the date hereof. All Taxes, social security contributions (Sozialversi-cherungsbeitrage) and all other public law dues of any kind owed by Lemmerz Holding or any Lemmerz Subsidiary have been paid when due.

          (b) (i) No material deficiencies for any Taxes have been proposed, asserted or assessed against Lemmerz Holding or any Lemmerz Subsidiary by any taxing authority with respect to any liabilities for Taxes of any of them which have not been fully paid or finally settled and (ii) an adequate reserve in accordance with German GAAP has been established in the financial statements of Lemmerz Holding and each Lemmerz Subsidiary with respect to any Taxes which may be proposed, assessed or asserted against it.

          (c) Lemmerz Holding and each Lemmerz Subsidiary has established adequate reserves in accordance with German GAAP for all Taxes not yet due and payable.

          (d) There is no Lien for Taxes on any of the properties or assets of Lemmerz Holding or any Lemmerz Subsidiary (other than statutory Liens for current Taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings).

          (e) Lemmerz Holding and each Lemmerz Subsidiary has complied in all material respects with all with- holding Tax requirements and procedures, based upon good faith filing positions, and, with respect to employee payroll and withholding Taxes, has withheld amounts from its employees and, with respect to such employees, has filed all Tax Returns regarding employee income Tax withholding and social security, unemployment Taxes and all other payroll Taxes in compliance in all material respects with applicable Tax withholding provisions and, based upon good faith filing positions, has, in all material respects, made all required remittances in respect of such amounts withheld.

          (f) Except as set forth in Section 4.14(f) of the Lemmerz Disclosure Schedule, neither Lemmerz Holding or any Lemmerz Subsidiary is a party to any agreement, arrangement, contract or other commitment providing for the allocation or apportionment of any liability for Taxes, payments of Taxes or Tax benefits or refunds.

          Section 4.15    Employee Benefit Plans.

          (a) Section 4.15(a) of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of (i) each bonus, deferred compensation, incentive compensation, severance or termination pay, hospitalization or other medical, and supplemental unemployment benefits plan, program, agreement or arrangement, in each case, for the benefit of any current or former (including retired) director, officer or employee of Lemmerz Holding or any Lemmerz Subsidiary having an annual salary exceeding DM 150,000 per annum, and (ii) each life insurance, material profit-sharing, pension or retirement plan or program, in each case, sponsored, maintained or contributed to or required to be contributed to by Lemmerz Holding or any Lemmerz Subsidiary, for the benefit of current or former (including retired) directors, officers, or employees of Lemmerz Holding or any Lemmerz Subsidiary, (each plan or program described in clause (ii) a "Plan" and, collectively, the "Plans"). Neither Lemmerz Holding nor any Lemmerz Subsidiary has any formal plan or commitment, whether legally binding or otherwise, to create any additional Plan or to modify or change any existing Plan in a way that would affect any current or former (including retired) director, officer, or employee of Lemmerz Holding or any Lemmerz Subsidiary, nor has any intention to do any of the foregoing been communicated to any such director, officer or employee. None of the Plans is intended or required to be approved or otherwise qualified by any Governmental Entity or under any Law.

          (b) With respect to each of the Plans, Lemmerz Holding and each Lemmerz Subsidiary has delivered to HWI true, correct and complete copies of each of the following documents:

               (i) a copy of the Plan and all documents describing the Plan (including all amendments thereto);

               (ii) a copy of the annual report, if required under Law, for each of the last two years;

               (iii) a copy of the actuarial report, if required under Law, for each of the last two years;

               (iv) if the Plan is funded through a trust or any third-party funding agreement, a copy of such trust or third-party funding agreement (including all amendments thereto) and the latest financial statements thereof; and

               (v) all material contracts relating to the Plan with respect to which Lemmerz Holding or any Lemmerz Subsidiary may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record-keeping agreements.

          (c) Except as set forth in Section 4.15(c) of the Lemmerz Disclosure Schedule, full payment has been made of all amounts which Lemmerz Holding or any Lemmerz Subsidiary is required to pay under the terms of each Plan as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the date hereof with respect to the current plan year thereof have been paid by Lemmerz Holding and each Lemmerz Subsidiary on or prior to the date hereof or have been properly recorded in the consolidated financial statements of Lemmerz Holding to the extent required in accordance with German GAAP; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Plan or otherwise) on or prior to the date hereof have been timely made.

          (d) Each Plan has, in all material respects, been created, operated and administered in accordance with its terms and in compliance with applicable Laws.

          (e) Except as set forth in Section 4.15(e) of the Lemmerz Disclosure Schedule, no Plan provides any benefit, including death or medical benefits (whether or not insured), to any current or former (including retired) director, officer or employee of Lemmerz Holding or any Lemmerz Subsidiary beyond such Person's retirement or other termination of service (other than (i) coverage mandated by applicable Law, (ii) deferred compensation benefits accrued as liabilities on the books of Lemmerz Holding or any Lemmerz Subsidiary or
(iii) benefits the full cost of which is borne by such Person (or his beneficiary)), and neither Lemmerz Holding nor any Lemmerz Subsidiary has ever represented, promised or contracted (whether in oral or written form) that any director, officer, or employee, or group of directors, officers, or employees, would be provided with any such benefit upon their retirement or termination of employment, except to the extent required by applicable Law.

          (f) The execution and delivery of this Agreement do not, and the performance of this Agreement and the con-summation of the transactions contemplated hereby, will not, either alone or in combination with another event, (i) entitle any current or former (including retired) director, officer or employee of Lemmerz Holding or any Lemmerz Subsidiary to severance pay, unemployment compensation or any other payment or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee.

          (g)   Except as set forth in Section 4.15(g) of the Lemmerz
Disclosure Schedule, with respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability from and after the Closing of Lemmerz Holding or any Lemmerz Subsidiary under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

          (h) Lemmerz Holding and each Lemmerz Subsidiary has always duly made the appropriate contributions to the pension insurance fund
(Pensionssicherungsverein) and any similar institution when due and has reserved for all such contributions in accordance with German GAAP.

          Section 4.16    Environmental Matters.

          (a) Except as set forth in Section 4.16(a) of the Lemmerz Disclosure Schedule, Lemmerz Holding and each Lemmerz Subsidiary is in compliance in all material respects with all applicable Environmental Laws and consents of private parties (which compliance includes the possession by Lemmerz Holding and each Lemmerz Subsidiary of all Permits of all Governmental Entities and private parties required under applicable Environmental Laws (collectively, "Lemmerz Environmental Permits"), and compliance in all material respects with the terms and conditions thereof). Neither Lemmerz Holding nor any Lemmerz Subsidiary has received any notice (whether written or, to the knowledge of Lemmerz, oral), whether from a Governmental Entity, citizens group, employee, private party or otherwise, that alleges that Lemmerz Holding or any Lemmerz Subsidiary is not in such compliance, and there is no past or present (or, to the knowledge of Lemmerz, future) condition, event, circumstance, change or effect that may prevent or interfere with such compliance in the future. All Lemmerz Environmental Permits now held by Lemmerz Holding and each Lemmerz Subsidiary are in full force and effect, and no appeal or any other proceeding is pending to revoke any such Lemmerz Environmental Permit. All Lemmerz Environmental Permits, as of the date indicated therein (which shall not be earlier than May 1, 1997), are listed in Section 4.16(a) of the Lemmerz Disclosure Schedule.

          (b) Except as set forth in Section 4.16(b) of the Lemmerz Disclosure Schedule, to the knowledge of Lemmerz, no transfer, reissuance or renewal of any Lemmerz Environmental Permit, or notice to any Governmental Entity under any Environmental Law, and no additional such Permit, will be required to permit HWI to conduct the business of Lemmerz Holding and each Lemmerz Subsidiary in compliance in all material respects with all applicable Environmental Laws immediately following the Closing.

          (c) Except as set forth in Section 4.16(c) of the Lemmerz Disclosure Schedule, there is no Environ- mental Claim pending or, to the knowledge of Lemmerz, threatened against Lemmerz Holding, any Lemmerz Subsidiary or any Person whose liability for any Environmental Claim has been retained or assumed by Lemmerz Holding or any Lemmerz Subsidiary, whether by agreement or by operation of Law.

          (d) Except as set forth in Section 4.16(d) of the Lemmerz Disclosure Schedule, there is no past or present (or, to the knowledge of Lemmerz, future) condition, event, circumstance, change or effect, including the presence, Release or threatened release of any Hazardous Material, which has formed, or could reasonably be expected to form, the basis of any Environmental Claim against Lemmerz Holding, any Lemmerz Subsidiary or any Person whose liability for any Environmental Claim has been retained or assumed by Lemmerz Holding or any Lemmerz Subsidiary, whether by agreement or by operation of Law.

          (e) Lemmerz Holding and each Lemmerz Subsidiary has delivered or otherwise made available for inspec- tion to HWI true, correct and complete copies of all reports, studies, analyses, tests and monitoring results since December 31, 1994 available to Lemmerz Holding or any Lemmerz Subsidiary pertaining to any Hazardous Material in, on, beneath or adjacent to any Real Property or pertaining to compliance by Lemmerz Holding or any Lemmerz Subsidiary with, or liability under, any applicable Environmental Law.

          (f) Without limiting the generality of the foregoing, except as set forth in Section 4.16(f) of the Lemmerz Disclosure Schedule, no Real Property contains any of the following: underground storage tanks; asbestos; polychlorinated biphenyls; underground injection wells; radioactive materials (except as may exist in nature upon any such real property); or septic tanks in which process wastewater or any Hazardous Material has been discharged or disposed.

          (g) Except as set forth in Section 4.16(g) of the Disclosure Schedule, no Lien has been recorded under any Environmental Law with respect to any property or asset of Lemmerz Holding or any Lemmerz Subsidiary, including any Real Property.

          (h) Except as set forth in Section 4.16(h) of the Lemmerz Disclosure Schedule, no Real Property is listed or proposed for listing on any list of contaminated or environmentally damaged properties maintained by any Governmental Entity having jurisdiction over any such Real Property.

          Section 4.17 Labor Matters. Except as set forth in the respective subsections of Section 4.17 of the Lemmerz Disclosure Schedule, (a) neither Lemmerz Holding nor any Lemmerz Subsidiary is, as of the date indicated therein (which shall not be earlier than May 1, 1997), a party to any collective bargaining agreement, works agreement (Betriebsvereinbarung) or similar agreement with any labor organization or employee association; (b) no grievance or arbitration proceeding arising out of or under any collective bargaining, works agreement or similar agreement is pending and, to the knowledge of Lemmerz, no such grievance or proceeding is threatened and no claim therefor exists, other than such grievances, proceedings and claims as could not reasonably be expected, individually or in the aggre-gate, to impair in any material respect Lemmerz Holding's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or to impair in any material respect the ability of Lemmerz Holding or any Lemmerz Subsidiary to conduct its business after the Closing in the manner now being conducted; (c) since January 1, 1995, there has not been, nor is there pending or, to the knowledge of Lemmerz, threatened, any labor dispute between Lemmerz Holding or any Lemmerz Subsidiary and any labor organization or employee association, or any strike, slowdown, work stoppage or other similar organized labor activity involving any employee of, or affecting, Lemmerz Holding or any Lemmerz Subsidiary; (d) Lemmerz Holding and each Lemmerz Subsidiary is, and has been since January 1, 1995, in compliance in all material respects with all Laws regarding labor, employment and employment practices, conditions of employment, occupational safety and health, and wages and hours (collectively, "Labor Laws"); (e) neither Lemmerz Holding nor any Lemmerz Subsidiary has received notice of the intent of any Governmental Entity responsible for the enforcement of any Labor Law to conduct an investigation with respect to Lemmerz Holding or any Lemmerz Subsidiary, and, to the knowledge of Lemmerz, no such investigation is in progress; and (f) there is no material claim, action, suit, proceeding or investigation pending or, to the knowledge of Lemmerz, threatened between Lemmerz Holding or any Lemmerz Subsidiary and any of its current or former (including retired) directors, officers or employees, including any claim for wrongful termination or breach of express or implied contract of employment or for violation of Labor Laws.

          Section 4.18 Insurance Policies. The properties, assets, directors, officers, employees, businesses and operations of Lemmerz Holding and each Lemmerz Subsidiary are insured by policies against such risks, casualties and contingen- cies and of such types and amounts as are necessary for the size and scope of their respective businesses as now being conducted. Section 4.18 of the Lemmerz Disclosure Schedules sets forth a true, correct and complete list of all such policies, as of the date indicated therein (which shall not be earlier than May 1, 1997). Each such policy is in full force and effect, and is the valid and binding obligation, substantially in accordance with the terms thereof, of each party thereto; and all premiums due and payable for such policies have been timely paid. None of such insurance policies will lapse, terminate or expire as a result of the execution, delivery and performance of this

Agreement or the consummation of the transactions contemplated hereby.

          Section 4.19 Product Liability. Section 4.19(a) of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of any and all
(a) product liability claims made against Lemmerz Holding or any Lemmerz Subsidiary since January 1, 1995 and (b) amounts paid by Lemmerz Holding or any Lemmerz Subsidiary (or any insurance company under any policy issued to any of them) with respect to any such claim. Section 4.19(b) of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of any and all product liability insurance policies providing coverage for occurrences after January 1, 1990. There is no claim, action, suit, proceeding or investigation by or before any Governmental Entity pending or, to the knowledge of Lemmerz, threatened in writing against or involving Lemmerz Holding or any Lemmerz Subsidiary relating to any product designed, manufactured or sold by Lemmerz Holding or any Lemmerz Subsidiary and alleged to have been, or to be, defective, or improperly designed, manufactured or sold.

          Section 4.20    Related Party Agreements.

          (a) Section 4.20(a) of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of the directors and officers of Lemmerz Holding and each Lemmerz

          Subsidiary and their respective annual salaries, bonuses and other compensation, including directors' fees.

          (b) Except as set forth in Section 4.20(b) of the Lemmerz Disclosure Schedule, (i) no Lemmerz Shareholder or any Affiliate or Associate of any Lemmerz Shareholder, or any person who has served as a director (other than code-termination directors) or officer of Lemmerz Holding since June 1, 1995 or,
(ii) to the knowledge of Horst Kukwa-Lemmerz, after due inquiry, any person who has served as a director (other than codetermination directors) or officer of any Lemmerz Subsidiary since June 1, 1995, or any Affiliate or Associate of any director or officer referred to in clause (i) or (ii) above, at the Closing (y) will be a party to any agreement, arrangement, contract or other commitment to which Lemmerz Holding or any Lemmerz Subsidiary will then be a party or by or to which any of their respective properties or assets will then be bound or subject ("Related Party Agreement"), or (z) will have any interest, whether direct or indirect, in any agreement, arrangement, contract or other commitment, property or asset owned by, used in or pertaining to the business of Lemmerz Holding or any Lemmerz Subsidiary ("Related Party Interest"). Other than those set forth in Section 4.20(b) of the Lemmerz Disclosure Schedule, all Related Party Agreements and Related Party

Interests to which any Lemmerz Shareholder or any Affiliate or Associate of any Lemmerz Shareholder, or any current or former (including retired) director or officer of Lemmerz Holding, is a party, and, to the knowledge of Horst Kukwa-Lemmerz, all other Related Party Agreements and Related Party Interests, have been, or will be, prior to the Closing, terminated or otherwise cancelled without any liability or obligation to any member of the HWI Group whatsoever.

          Section 4.21    Customers/Suppliers; Joint Venturers.

          (a) (i) Section 4.21(a)(i) of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of the ten largest customers in each of the product categories of Lemmerz Holding and each Lemmerz Subsidiary listed in
Section 4.21(a)(i) of the Lemmerz Disclosure Schedule in terms of sales during each of the years ended December 31, 1996 and 1995, showing the approximate total sales by Lemmerz Holding and each such Lemmerz Subsidiary to each such customer during such periods, and (ii) Section 4.21(a)(ii)of the Lemmerz Disclosure Schedule sets forth a true, correct and complete list of the ten largest suppliers of Lemmerz Holding and each such Lemmerz Subsidiary in terms of purchases during each of the years ended December 31, 1996 and 1995, showing the approximate total purchases by

Lemmerz Holding and each such Lemmerz Subsidiary from each such supplier during such periods.

          (b) No customer or supplier of Lemmerz Holding or any such Lemmerz Subsidiary, nor any Person identified in Section 4.3(c) of the Lemmerz Disclosure Schedule as a holder of capital stock or other equity interests of any Lemmerz Subsid- iary, nor any holder of capital stock or other equity interests of any Affiliate of Lemmerz Holding or any such Lemmerz Subsidiary, has threatened in writing to pursue a course of action having either the purpose or effect of terminating its relationship with Lemmerz Holding or any Lemmerz Subsidiary upon consummation of the transactions contemplated by this Agreement.

          Section 4.22 Bank Accounts. Section 4.22 of the Lemmerz Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Lemmerz Holding or any Lemmerz Subsidiary has accounts or safe-deposit boxes and the names of all Persons authorized to draw thereon or to have access thereto.

          Section 4.23 Brokers. Other than Morgan Stanley pursuant to the Morgan Stanley Agreement, no Person is entitled to any brokerage, finder's or investment banking fee, commission or expense in connection with the transactions contemplated hereby by reason of any action taken by or on behalf of Lemmerz Holding or any Lemmerz Subsidiary or any of their respective representatives or agents.

                               ARTICLE ARTICLE V


                     REPRESENTATIONS AND WARRANTIES OF HWI

          HWI hereby represents and warrants to the Lemmerz Shareholders as follows:

          Section 5.1 Corporate Organization; Subsidiaries. HWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of HWI (each a "HWI Subsidiary" and, collectively, the "HWI Subsidiaries"), together with an indication of its legal form and the jurisdiction of its organization, is listed in Section 5.1(b) of the HWI Disclosure Schedule and is duly organized and validly existing in such jurisdiction. HWI and each HWI Subsidiary has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

          Section 5.2 Certificates of Incorporation and By-Laws; Corporate Records. HWI has delivered to the Lemmerz Shareholders a true, correct and complete copy of the certificate or articles of incorporation or association and the by-laws, or similar charter and organizational documents, in each case as amended or restated, of HWI and each HWI Subsidiary. Neither HWI nor any HWI Subsidiary is in violation in any material respect of any provision of its certificate or articles of incorporation, or by-laws, or similar charter or organizational document. HWI has made available to the Lemmerz Shareholders for inspection true, correct and complete copies of available minutes, stock record books and stock ledgers of HWI and each HWI Subsidiary.

          Section 5.3    Capitalization.

          (a) The authorized capital stock of HWI consists of (i) 99,000,000 shares of HWI Common Stock, of which, as of May 1, 1997, 22,231,492 shares were issued and outstanding, none of which were held in the treasury of HWI and 5,725,972 shares were reserved for future issuance pursuant to options, warrants or other rights, agreements, arrangements or commitments, (ii) 1,000,000 shares of Nonvoting Common Stock, par value $.01 per share, of which, as of May 1, 1997, 159,026 shares were issued and outstanding, none of which were held in the treasury of HWI and 30,000 shares were reserved for future issuance pursuant to options, warrants or other rights, agreements, arrangements or commitments, and
(iii) 25,000,000 shares of preferred stock, par value $.01 per share, none of which, as of May 1, 1997, were issued and outstanding. Each issued and outstanding share of capital stock of HWI has been, and each share of HWI Preferred Stock to be issued hereunder (and each share of HWI Common Stock into which such share is convertible) will be when issued, duly authorized and validly issued, and is, and each share of HWI Preferred Stock to be issued hereunder (and each share of HWI Common Stock into which such share will be convertible) will be when issued, fully paid and nonassessable, and no such share of capital stock of HWI has been, or will be when issued, issued in violation of, or is, or will be when issued, subject to, any preemptive or subscription rights.

          (b) Section 5.3(b) of the HWI Disclosure Schedule sets forth a true, correct and complete list of each HWI Subsidiary; its authorized, issued and outstanding capital stock or other equity interests; the name of each record owner of such capital stock or other equity interests, together with the number of shares of capital stock or other equity interests so owned; such capital stock or other equity interests held in its treasury; such capital stock or other equity interests reserved for future issuance pursuant to any option, warrant or other right, agreement, arrangement or commitment; and the identity of each party to any such option, warrant or other right, agreement, arrangement or commitment. Each issued and outstanding share of capital stock or other equity interests of each HWI Subsidiary has been duly authorized and validly issued, and is fully paid and nonassessable, and has not been issued in violation of, and, with respect to each such share or interest as is owned by HWI or any HWI Subsidiary, is not subject to, any preemptive or subscription rights; and, except as set forth in Section 5.3(c) of the HWI Disclosure Schedule, each such share of capital stock or other equity interests as is owned by HWI or any HWI Subsidiary is owned free and clear of any and all Liens.

          (c) Except as set forth in Section 5.3(c) of the HWI Disclosure Schedule, (i) other than as contemplated by this Agreement, there is no option, warrant or other right, agreement, arrangement or commitment of any kind whatsoever to which HWI or any HWI Subsidiary is a party relating to the issued or unissued capital stock or other equity interests of HWI or any HWI Subsidiary or obligating HWI or any HWI Subsidiary to grant, issue or sell any share of the capital stock or other equity interests of HWI or any HWI Subsidiary by sale, lease, license or otherwise; (ii) there is no obligation, contingent or otherwise, of HWI or any HWI Subsidiary to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of





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

HWI or any HWI Subsidiary, or (B) make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any Person other than an HWI Subsidiary; (iii) other than the ownership by HWI of the HWI Subsidiaries or as otherwise set forth in Section 5.3(d) of the HWI Disclosure Schedule, neither HWI nor any HWI Subsidiary, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for, such capital stock or such equity interests, of any limited liability company, corporation, partnership, joint venture or other entity; (iv) there is no agreement, arrangement, contract or other commitment of any kind whatsoever (contingent or otherwise) to which HWI or any HWI Subsidiary is a party pursuant to which any Person is or may become entitled to receive any payment based on the revenues or earnings of HWI or any HWI Subsidiary; and (v) other than the Stockholders Agreement, there is no voting trust, proxy or other agreement, arrangement, contract or other commitment of any kind whatsoever to which HWI or any HWI Subsidiary is a party, or by which HWI or any HWI Subsidiary or any of their respective properties or assets is bound or subject, with respect to the voting of any share of capital stock or other equity interests of HWI or any HWI Subsidiary. Section

          Section 5.4    Authorization; No Violation; Consents and Approvals.

          (a) HWI has the requisite corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and perfor- mance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors, or similar governing body, of HWI, the Board of Directors of HWI has determined to recommend the Stockholder Approval Matters to HWI's stockholders for approval and adoption at the Meeting and, except with respect to proceedings required under the Notarial Deed and the Spain Agreement, no other corporate proceeding on the part of HWI or any HWI Subsidiary is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby, other than the Approval at the Meeting as set forth in
Section 7.1. This Agreement has been duly executed and delivered by HWI and, assuming the due authorization, execution and delivery hereof by each Lemmerz Shareholder, con-stitutes the valid and binding obligation of HWI, enforceable against HWI in accordance with its terms.

          (b) The execution and delivery of this Agreement by HWI do not, and the performance of this Agreement by HWI and the consummation of the transactions contemplated hereby, will not, (i) conflict with or violate the certificate or articles of incorporation or by-laws, or similar charter or organizational documents, in each case as amended or restated, of HWI or any HWI Subsidiary, (ii) conflict with or violate any Law, judgment, order or decree applicable to HWI or any HWI Subsidiary, or by or to which any of their respective properties or assets is bound or subject, or (iii) except as set forth in Section 5.4(b) of the HWI Disclosure Schedule, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of HWI or any HWI Subsidiary under, any note, bond, mortgage, indenture, contract, agreement, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which HWI or any HWI Subsidiary is a party or by or to which HWI or any HWI Subsidiary or any of their respective properties or assets is bound or subject, other than, with respect to clause (iii) above, such conflicts, violations, breaches and defaults as could not reasonably be expected, individually or in the aggregate, to impair in any material respect HWI's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          (c) Except with respect to proceedings required under the Notarial Deed and the Spain Agreement, the execution and delivery of this Agreement by HWI do not, and the performance by HWI of this Agreement and the consummation of the transactions contemplated hereby, will not, require HWI or any HWI Subsidiary to obtain any Consent of any Governmental Entity, or any third party, except for (i) applicable requirements, if any, of the HSR Act and other Antitrust Laws, (ii) filings with the German Federal Cartel Office (Bundeskartellamt), (iii) the Consents set forth in Section 5.4(c) of the HWI Disclosure Schedule, each of which has been, or will be prior to the Closing, obtained or made, and (iv) such Consents, the failure of which to obtain or make could not reasonably be expected, individually or in the aggregate, to impair in any material respect HWI's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          (d) Except with respect to proceedings required under the Notarial Deed and the Spain Agreement, HWI and each HWI Subsidiary has taken all steps necessary to approve and to irrevocably exempt the transactions contemplated by this Agreement from the provisions of any applicable Law, including Section 203 of the General Corporation Law of the State of Delaware, certificate or articles of incorporation or by-laws, or similar charter or organizational document, in each case as amended or restated, or contractual provision, in each case, containing any change of control, "anti-takeover" or similar provision.

          Section 5.5    Permits; Compliance with Laws.

          (a) HWI and each HWI Subsidiary possesses all Permits necessary to own, lease and operate its properties and assets and to carry on its business as now being conducted (collectively, the "HWI Permits"), and there is no claim, action, suit, proceeding or investigation pending or, to the knowledge of the HWI, threatened in writing regarding suspension or cancellation of any of the HWI Permits. None of the HWI Permits will lapse, terminate or expire, or require transfer, reissuance or renewal, as a result of the execution, delivery or performance of this Agreement by the Buyer or the consummation of the transactions contemplated hereby.

          (b) HWI and each HWI Subsidiary is, and has been since January 1, 1995, in compliance in all material respects with its HWI Permits and all Laws applicable to it or by or to which any of its properties or assets is bound or subject. Since January 1, 1995, neither HWI nor any HWI Subsidiary has received from any Governmental Entity any notice with respect to any possible conflict, default or violation of any HWI Permit or Law.

          Section 5.6    SEC Reports; Financial Statements.

          (a) Since February 1, 1994, HWI has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission ("SEC") including all Annual Reports on Form 10-K, all Quarterly Reports on Form 10-Q, all Reports on Form 8-K, all other reports and registration statements, and all amendments and supplements to all such reports and registration statements (collectively, the "HWI SEC Reports"). The HWI SEC Reports were prepared in accordance with the requirements of all applicable Laws (including the Securities Act and the Exchange Act) and do not now and did not as of their respective dates as amended through the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including the related notes thereto) of HWI included in the HWI SEC Reports has been prepared in accordance with United States GAAP consistently applied throughout the periods involved, except as otherwise noted therein and subject, in the case of interim financial statements, to normal and recurring year-end audit adjustments, and fairly presents the consolidated financial position, results of operations and cash flows of HWI as of the dates and for the periods indicated therein. The audited consolidated balance sheet of HWI included in the Report on Form 10-K of HWI filed with the SEC for the year ended January 31, 1997 is herein referred to as the "HWI Balance Sheet."

          Section 5.7 Absence of Certain Changes or Events. Except as set forth in the respective subsec- tions of Section 5.7 of the HWI Disclosure Schedule, since January 31, 1997, (a) HWI and each HWI Subsidiary has conducted its business only in the ordinary course consistent with past practice and (b) there has not occurred, nor has there been any condition, event, circumstance, change or effect which has had or would reasonably be expected to have, a HWI Material Adverse Effect.

          Section 5.8 Certain Covenants. Since December 6, 1996, except as expressly contemplated by this Agreement or as set forth in the respective subsections of Section 5.8 of the HWI Disclosure Schedule, HWI has not taken any action, or permitted any HWI Subsidiary, to take any action, which, if taken after the execution and delivery of this Agreement, would constitute a breach or violation of Section 6.2.

          Section 5.9 Litigation. Except as set forth in Section 5.9 of the HWI Disclosure Schedule or in any HWI SEC Report, (a) there is no claim, action, suit, proceeding or investigation, at law or in equity (including actions or proceedings seeking injunctive relief), by or before any Governmental Entity pending or, to the knowledge of HWI, threatened in writing against HWI or any HWI Subsidiary or affecting any of their respective properties or assets, and
(b) neither HWI nor any HWI Subsidiary is in default under or has failed to satisfy any judgment of any Governmental Entity. None of the claims, actions, suits, proceedings or investigations, if adversely determined, or the judgments, in each case, set forth in Section 5.9 of the HWI Disclosure Schedule, or any order or decree of any Governmental Entity to or by which HWI or any HWI Subsidiary is a party or subject or bound, (i) has had or could reasonably be expected to have a HWI Material Adverse Effect, (ii) could impair in any material respect HWI's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or (iii) could impair in any material respect the ability of HWI or any HWI Subsidiary to conduct its business after the Closing in the manner it is now being conducted.

          Section 5.10 Contracts. Each material agreement, arrangement, contract and other commitment under which the mutual obligations of the parties thereto have not been completely fulfilled and to which HWI or any HWI Subsidiary is a party, or by or to which any of their respective properties or assets is bound, is in full force and effect, and is the valid and binding obligation of each party thereto substantially in accordance with its terms. Neither HWI nor any HWI Subsidiary or, to the knowledge of HWI, any other party thereto, is in breach of, or default under, any material provision of any such agreement, arrangement, contract or other commitment, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default.

          Section 5.11 Brokers. Except as set forth in Section 5.11 of the HWI Disclosure Schedule, no Person is entitled to any brokerage, finder's or investment banking fee, commission or expense in connection with the transac-tions contemplated hereby by reason of any action taken by or on behalf of HWI or any HWI Subsidiary or any of their respective representatives or agents.


                               ARTICLE ARTICLE VI


                    CONDUCT OF BUSINESS PENDING THE CLOSING

          Section 6.1 Conduct of Business by Lemmerz Parties Pending the Closing. Between the date hereof and the Closing, unless HWI shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement, the Lemmerz Shareholders shall cause Lemmerz Holding and each Lemmerz Subsidiary (i) to conduct its business only in the ordinary course consistent with past practice and (ii) to use its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve their existing business relationships. Without limiting the generality of the foregoing, unless HWI shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement, prior to the Closing no Lemmerz Shareholder shall permit Lemmerz Holding or any Lemmerz Subsidiary to:

          (a) (i) amend its charter or organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

          (b) authorize for issuance, issue, sell or pledge or agree to issue, sell or pledge any shares of, or rights to acquire or convertible into any shares of its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

          (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business or otherwise enter into any material contract, commitment or transaction other than in the ordinary course of business, (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets other than in the ordinary course of business, or (iv) enter into any material contract, commitment or transaction relating to any joint venture or similar arrangement;

          (d) (i) incur, assume or prepay any material indebtedness or any other material liabilities other than in each case in the ordinary course of business, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than a Lemmerz Subsidiary), in each case, other than in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to any Lemmerz Subsidiary;

          (e) pay, satisfy, discharge or settle any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business or pursuant to mandatory terms of any legally binding agreement in effect on the date hereof;

          (f) modify or amend, or waive any benefit of, any non-competition agreement to which any Lemmerz Holding or any Lemmerz Subsidiary is a party;

          (g) authorize or make capital expenditures in excess of $2 million, individually, or in excess of $10 million, in the aggregate, except as have been previously committed or agreed as set forth in the three-year plan, 1997-1999, of Lemmerz Holding previously delivered to HWI;

          (h) permit any insurance policy naming any Lemmerz Holding or any Lemmerz Subsidiary as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business;

          (i) (i) adopt, enter into, terminate or amend in any material respect (except as may be required by applicable Law) any Plan, (ii) enter into any employment or consulting agreement which provides for aggregate compensation, including any severance obligation, in excess of $350,000 for any single employee, or $1,500,000 for all management employees together, (iii) increase in any manner the compensation (including severance) or fringe benefits of, or pay any bonus to, any manager or employee (except for normal increases in salaries compensation and bonuses and payment of bonuses, in each case in the ordinary course of business), or (iv) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any Plan, agreement, contract, arrangement or other plan other than in the ordinary course of business;

          (j) make any material change in its accounting or tax policies or procedures, except as required by Law or to comply with mandatory principles of accounting in the relevant jurisdiction of organization; or

          (k) except as set forth in Section 6.1(k) of the Lemmerz Disclosure Schedule, enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          Section 6.2 Conduct of Business by HWI Pending the Closing. Between the date hereof and the Clos- ing, unless Lemmerz Holding shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement, HWI and each HWI Subsidiary shall (a) conduct its business only in the ordinary course consistent with past practice and (b) use its best efforts to preserve intact the present business organization, keep available the services of its present management and key employees, and preserve their existing business relationships. Without limiting the generality of the foregoing and except as set forth in Section 6.2 of the HWI Disclosure Sched-ule, unless Lemmerz Holding shall otherwise agree in writing, prior to the Closing HWI shall not and shall not permit any HWI Subsidiary to:

          (a) (i) amend its Certificate of Incorporation, as amended, or other charter or organizational documents, (ii) combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any HWI Subsidiary;

          (b) authorize for issuance, issue, sell or pledge or agree to issue, sell or pledge any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any HWI Subsidiary (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) (other than pursuant to the exercise of options or similar securities outstanding on December 6, 1996 and for options proposed to be granted under HWI's proposed 1996 Stock Option Plan);

          (c) (i) merge, combine or consolidate with another entity, or (ii) take any other action that material- ly adversely affects its ability to consummate the transactions contemplated by this Agreement;

          (d) take any action that, if the Amended Stockholders Agreement were in effect, would require the consent of the Lemmerz Shareholders;

          (e) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets necessary to the operation of its business, other than in the ordinary course of business; or

          (f) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.


                              ARTICLE ARTICLE VII

                            COVENANTS OF THE PARTIES

          Section 7.1 HWI Stockholder Approval. Following the Closing, after receipt by HWI of the information to be provided by the Lemmerz Shareholders pursuant to Section 7.2, HWI shall (a)(i) promptly commence the preparation of a proxy statement (the "Proxy Statement") to be filed with the SEC and (ii) file the Proxy Statement with, and use its reasonable best efforts to have it cleared by, the SEC as soon as practicable, and mailed to HWI Stockholders in connection with the Meeting, (b) acting through its Board of Directors, subject to and in accordance with applicable Laws and its Restated Certificate of Incorporation, and its Amended and Restated By- laws, promptly and duly call, give notice of and hold as soon as practicable an annual or special meeting (the "Meeting") of the holders of HWI Common Stock ("HWI Stockholders") for the purpose of voting to approve and adopt, among other things, (i) the issuance of the shares of HWI Common Stock into which the shares of HWI Preferred Stock issued and delivered to the Lemmerz Shareholders hereunder will be convertible and (ii) the amendment of HWI's Restated Certificate of Incorporation to change the name of HWI to Hayes Lemmerz International Inc. (collectively, the "Stockholder Approval Matters") and (c) use its best efforts to obtain the approval and adoption by HWI Stockholders of the Stockholder Approval Matters (the "Approval"). On and as of the date hereof, HWI has delivered to the Lemmerz Shareholders irrevocable proxies in the form of Exhibit I in favor of the approval and adoption of the Stockholder Approval Matters, duly executed by holders of not less than the percentage of outstanding HWI Common Stock required to obtain the Approval at the Meeting.

     Section 7.2 Information from Lemmerz. The Lemmerz Shareholders shall use their respective reasonable best efforts promptly to provide HWI with all information concerning the Lemmerz Shareholders requested by HWI and required to be included in the Proxy Statement.

     Section 7.3 Access and Information. Prior to the Closing, HWI shall, and shall cause each HWI Subsidiary, and their directors, officers, employees, agents and representatives to, and each Lemmerz Shareholder shall, and shall cause each of Newco Holding, Newco A, Newco B, Lemmerz Holding and each Lemmerz Subsidiary, and their respective directors, officers, employees, agents and representatives, to, afford to the other Parties and to such other Parties' directors, officers, employees, agents and representatives (except to the extent not permitted under applicable Law and except as may be limited by any confidentiality obligation contained in any contract with a third party) reasonable access during normal business hours to all of such Party's books and records and its properties, plants and personnel. The Confidentiality Agreement executed by HWI and Lemmerz Holding dated August 25, 1995 (the "Confidentiality Agreement") shall survive the execution of this Agreement and the Closing (except for Section 11 of the Confidentiality Agreement which by its terms shall terminate at the Closing), shall remain in full force and effect, and shall continue to be binding on the Lemmerz Shareholders.

     Section 7.4    No Solicitation.

     (a) Prior to the Closing or earlier termination of this Agreement, no Lemmerz Shareholder shall, nor shall any Lemmerz Shareholder permit Lemmerz Holding or any Lemmerz Subsidiary, or any of their respective directors, officers, employees, agents or representatives, to, directly or indirectly, (i) solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Lemmerz Holding or any Lemmerz Subsidiary or the acqui-sition of all or any significant part of the assets (other than sales of inventory in the ordinary course) or capital stock of Lemmerz Holding or any Lemmerz Subsidiary (an "Acquisition Transaction") or (ii) negotiate, explore or otherwise engage in discussions with any Person (other than HWI and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction, or which would require it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

     (b) From and after the date hereof, each Lemmerz Shareholder shall, and shall cause Lemmerz Holding and each Lemmerz Subsidiary, and their respective directors, officers, employees, agents and representatives, to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than HWI and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Lemmerz Shareholders shall promptly (i) advise HWI of any inquiry or proposal received by, any such information requested from, or any negotiations or discussions sought to be initiated or continued with, any Lemmerz Shareholder, Lemmerz Holding, any

Lemmerz Subsidiary or any of their respective directors, officers, employees, agents or representatives, in each case, from a Person (other than HWI and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party and the general terms of any financing arrangement or commitment in connection with such Acquisition Transaction, and (ii) update HWI on an ongoing basis regarding the status thereof, as well as any actions taken or other developments pursuant to this
Section 7.4.

     (c) If, prior to the Closing or earlier termination of this Agreement, HWI, directly or indirectly, through any officer, director, agent or otherwise,
(i) initiates or submits proposals or offers to any potential acquisition target (other than Lemmerz Holding or any Lemmerz Subsidiary) or to the shareholders of such target (other than the Lemmerz Shareholders) relating to the purchase of material assets or securities of such target, or (ii) participates in any discussions or negotiations regarding the acquisition of material assets or any securities of such an acquisition target (other than Lemmerz Holding or any Lemmerz Subsidiary), then HWI shall promptly advise Horst Kukwa-Lemmerz of such proposals, offers, discussions or negotiations at substantially the same time that it advises its outside directors of the same. Prior to the Closing or earlier termination of this Agreement, HWI shall not enter into a definitive agreement regarding the acquisition of material assets or securities of any such acquisition target without first consulting with Horst Kukwa-Lemmerz.

     Section 7.5    HWI Board Representation.

     (a) Immediately following the Closing, subject to the terms and conditions set forth in the Amended Stockholders Agreement, HWI shall elect Horst Kukwa-Lemmerz as Chairman of the Board of Directors of HWI Europe and as a director and Vice Chairman of the Board of Directors of HWI. Upon his election as a director of HWI, Horst Kukwa-Lemmerz shall be appointed a member of the Executive Committee of the Board of Directors of HWI and a non-voting member of the Compensation Committee of the Board of Directors of HWI.

     (b) Immediately following the Closing, subject to the terms and conditions set forth in the Amended Stockholders Agreement, HWI shall increase the size of its Board of Directors to eleven (11) members and shall elect thereto one (1) designee of the Lemmerz Shareholders (in addition to Horst Kukwa-Lemmerz), who shall be reasonably acceptable to HWI and shall not be a director, officer, manager or employee of Lemmerz Holding or any Lemmerz Subsidiary (provided that such designee may otherwise be affiliated with one or more of the Lemmerz Shareholders).

     Section 7.6 Further Assurances. In the event that, prior to or after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take, and shall cause its directors, officers, managers, employees, representatives and agents, as the case may be, to take, all such necessary actions including the execution and delivery of such further instruments and documents as may reasonably be requested by any Party for such purposes or otherwise to complete or perfect the transactions contemplated hereby. Without limiting the generality of the foregoing, (a) each of the Parties shall use its reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other Person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, the consummation of the transactions contemplated by this Agreement and (b) if any transfer, reissuance or renewal of any Lemmerz Permit or Lemmerz Environmental Permit, or additional permit, license or other authorization under any Law, is required, the Lemmerz Shareholders shall cooperate with HWI after the Closing, and shall use their respective reasonable best efforts, to effect all such transfers, reissuances and renewals, and to obtain, all such Permits.

     Section 7.7    HSR Act.

     (a) In furtherance and not in limitation of the foregoing, the Parties hereto shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Entity, including the HSR Act ("Antitrust Laws"); provided, however, that neither HWI or any HWI Subsidiary, nor any Lemmerz Holding or any Lemmerz Subsidiary, shall be required to dispose of any assets, or commit to any divestiture transaction, which would reasonably be expected to cause an HWI Material Adverse Effect or a Lemmerz Material Adverse Effect, or materially impair the ability of HWI or any HWI Subsidiary, or Lemmerz Holding or any Lemmerz Subsidiary, to conduct its business after the Closing in the manner it is now being conducted.

     (b) Each Party hereto shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice, the German Federal Cartel Office or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such Party will cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. The Lemmerz Shareholders shall advise HWI promptly in respect of any understandings, undertakings or agreements (oral or written) which any of them, or Lemmerz Holding or any Lemmerz Subsidiary, proposes to make or enter into with the Federal Trade Commission, the Department of Justice, the German Federal Cartel Office or any other Governmental Entity in connection with the transactions contemplated by this Agreement.

     Section 7.8 Replacement of Members. Effective as of the Closing, the individuals listed in Section 7.8 of the HWI Disclosure Schedule shall resign from all positions held, whether as a director, officer, manager, employee or otherwise, with the Persons listed therein, including Lemmerz Holding and any Lemmerz Subsidiary.

     Section 7.9 Interim Financial Statements. HWI shall provide to the Lemmerz Shareholders all financial statements and other reports filed by it with the SEC after the date hereof and prior to the Closing.

     Section 7.10 Covenant not to Compete. (a) For purposes of this Agreement, "Competition" by any Lemmerz Shareholder shall mean such Lemmerz Shareholder's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, or permitting her or his name to be used in connection with the activities of any other business or organization which competes, directly or indirectly, with the business of HWI, any HWI Subsidiary, Lemmerz Holding or any Lemmerz Subsidiary as the same is constituted as of the Closing Date.

     (b) For a period of five (5) years following the Closing Date, no Lemmerz Shareholder shall engage in Competition, as defined above, with HWI, any HWI Subsidiary, Lemmerz Holding or any Lemmerz Subsidiary in any locality or region in which any such Person had operations at the time of, or within six (6) months prior to, the Closing Date, or in which, during the six (6) month period prior to the Closing Date any such Person had discussed establishing operations in such locality or region; provided that, it shall not be a violation of this Section 7.10(b) for the Lemmerz Shareholders, in the aggregate, to (i) become the registered or beneficial owners of up to five percent (5%) of any class of the capital stock of a competing corporation or
(ii) acquire up to five percent (5%) of any issue of publicly-traded debt securities of a competing corporation, provided, in each case, that no such Lemmerz Shareholder actively participates in the business of such corporation until such time as this covenant expires.

     (c) Each Lemmerz Shareholder acknowledges that this Agreement is being entered into in connection with the consummation of the transactions contemplated by this Agreement, and that a material breach or threatened breach by him or her of any of the provisions contained in this Section 7.10 will cause HWI irreparable injury. Each Lemmerz Shareholder therefore agrees that HWI shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining such Lemmerz Shareholder from any such violation or threatened violations.

     (d) Each Lemmerz Shareholder further acknowledges and agrees that the covenants set forth herein are reason-able and necessary for the protection of the business and goodwill of HWI; and it is the intent of the Parties that if in the opinion of any court of competent jurisdiction any provision set forth in this Section 7.10 is not reasonable in any respect, such court shall have the right, power and authority to modify any and all such provisions as to such court shall appear not unreasonable and to enforce the remainder of this Section 7.10 as so modified.

     Section 7.11 Supplemental Disclosure. The Lemmerz Shareholders shall give prompt notice to HWI, and HWI shall give prompt notice to the Lemmerz Shareholders, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non- occurrence, of which would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue, incorrect or incomplete or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.11 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available hereun-der to any Party; and provided further, that, without the express written consent of the other Party or Parties, no information contained in any such notice shall be deemed to have been disclosed as of the date hereof for any purpose.

     Section 7.12 Sale and Assignment of Lemmerz Holding Shares to Newco Holding. At the Closing, pursuant to the Notarial Deed, the Lemmerz Shareholders shall sell and assign, free and clear of any and all Liens, to Newco Holding, and shall cause Newco Holding to purchase and accept from them, 6,168 Lemmerz Holding Shares in the nominal amounts of DM 10,000 each as follows: (i) Marianne Lemmerz shall sell and assign to Newco Holding, and Newco Holding shall purchase and accept from her, 1,828 Lemmerz Holding Shares in the nominal amount of DM 10,000 each, (ii) Renate Kukwa-Lemmerz shall sell and assign to Newco Holding, and Newco Holding shall purchase and accept from her, 1,670 Lemmerz Holding Shares in the nominal amount of DM 10,000 each, (iii) Inge Kruger-Pressl shall sell and assign to Newco Holding, and Newco Holding shall purchase and accept from her, 1,670 Lemmerz Holding Shares in the nominal amount of DM 10,000 each, and (iv) Horst Kukwa-Lemmerz shall sell and assign to Newco Holding, and Newco Holding shall purchase and accept from him, 1,000 shares in the nominal amount of DM 10,000 each.

     Section 7.13    Contribution of Lemmerz Holding Shares to Newco A and Newco
B. At the Closing, the Lemmerz Shareholders shall cause Newco Holding, pursuant to the Notarial Deed, to contribute 3,084 Lemmerz Holding Shares acquired pursuant to Section 7.12 to each of Newco A and Newco B. The Lemmerz Shareholders shall ensure that for the contribution of the 3,084 Lemmerz Holding Shares to each of Newco A and Newco B pursuant to this Section 7.13, no consideration shall be paid or delivered to Newco Holding by Newco A or Newco B, it being understood that the contributions of such Lemmerz Holding Shares shall be reflected as a contribution to the respective capital reserves of Newco A and Newco B. The Lemmerz Shareholders shall cause Newco Holding to take all actions required for the acceptance of the contributions of such shares and its reflection as a contribution to such capital reserves.

     Section 7.14 Undertaking of HWI. At or prior to the Closing, HWI shall form, or cause to be formed by an Affiliate of HWI, HWI Sub and shall cause HWI Sub to consummate the transactions referred to in Sections 2.3 and 2.7.

     Section 7.15 Certain Restrictions. Prior to obtaining the Approval, HWI shall not (A) authorize for issuance, issue or sell, or agree to issue or sell, shares of, or rights to acquire or convertible into, shares of HWI

Common Stock or any other voting stock of HWI in such number or (B) take any other action, including entering into a merger or acquisition transaction, which in either case, would result in the irrevocable proxies delivered by HWI to the Lemmerz Shareholders simultaneously herewith representing, in the aggregate, less than a majority of the HWI voting shares then outstanding and entitled to vote on the Stockholder Approval Matters.


     Section 7.16 Exercise of Proxies. Horst Kukwa-Lemmerz hereby agrees that from the date hereof until the conversion of the HWI Preferred Stock or the earlier termination of the proxies delivered pursuant to Section 7.1, he shall attend all meetings of the stockholders of HWI and vote all shares of HWI Common Stock that are subject to the proxies delivered pursuant to Section 7.1 hereof in accordance with the terms of such proxies.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

     Section 8.1 Conditions to Each Party's Obligation. The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the satisfaction or, to the extent permitted by applica-ble Law, waiver at or prior to the Closing of the following conditions:

     (a) HSR and Other Antitrust Approvals. The waiting periods (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act and other applicable Antitrust Laws, if any, shall have expired or been terminated, other than any applicable waiting period with respect to Marianne Lemmerz under the HSR Act.

     (b) No Injunction. No Governmental Entity having jurisdiction over any Party or any of their respec- tive Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making any of the transactions contemplated hereby illegal or otherwise prohibiting consummation of any such transaction.

     (c) Amended Stockholders Agreement. The Amended Stockholders Agreement shall have been duly executed and delivered by HWI; and the Amended Stockholder Agreement shall be in full force and effect and the valid and binding obligation of each such party.

     (d) Employment and Consulting Agreements. The Consulting Agreement, dated as of the date hereof, between HWI and H.K.L., L.L.C., a Florida limited liability company, in the form attached hereto as Exhibit J, and the Consulting Agreement, dated as of the date hereof, between HWI and Horst Kukwa-Lemmerz, in the form attached hereto as Exhibit K (together, the "Consulting Agreements"), and each of the Employment Letters, shall have been duly executed and delivered by HWI; and the Consulting Agreements and each such Employment Letter shall be in full force and effect and the valid and binding obligation of each such party.

     (e) Litigation. There shall not have been instituted or pending any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which questions the validity or legality of the transactions contemplated by this Agreement.

     Section 8.2 Conditions to Obligations of HWI. The obligations of HWI and HWI Sub to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, unless, to the extent permitted by applicable Law, waived in writing by HWI:

     (a) Representations and Warranties. The representations and warranties of the Lemmerz Shareholders and Lemmerz Holding that are qualified with reference to materiality shall be true, correct and complete, and the representations and warranties that are not so qualified shall be true, correct and complete in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties refer to a specific date, as of the Closing Date as though made on the Closing Date; provided that this paragraph (a) shall be deemed satisfied so long as the failure of all such representations and warranties to be true, correct and complete in the aggregate does not have a Lemmerz Material Adverse Effect. HWI shall have received a certificate signed on behalf of the Lemmerz Shareholders and Lemmerz Holding to such effect.

     (b) Performance of Obligations. Newco Holding, each Lemmerz Shareholder and Lemmerz Holding shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, including the obligations referred to in Sections 7.12 and 7.13 hereof, and HWI shall have received a certificate signed on behalf of Newco Holding, the Lemmerz Shareholders and Lemmerz Holding to such effect.

     (c) Opinion of Newco Holding's and Lemmerz Shareholders' Counsel. HWI shall have received an opinion of counsel to Newco Holding and the Lemmerz Shareholders, dated the Closing Date, substantially in the form attached as Exhibit H hereto, which opinion shall provide that the financing sources of HWI may rely on such opinion as if addressed to them.

     (d) Material Adverse Change. Since December 31, 1996, there shall have been no event or occurrence which has had, or would reasonably be expected to have, a Lemmerz Material Adverse Effect; and HWI shall have received a certificate signed on behalf of Lemmerz Holding to such effect.

     (e) Consents. Newco Holding, the Lemmerz Shareholders and Lemmerz Holding shall have provided HWI with evidence, in form and substance reasonably satisfactory to HWI, that each Consent set forth in Section 8.2 of the Lemmerz Disclosure Schedule has been obtained or made, or that the requirement for such Consent has been, to the extent permitted by applicable Law, waived.

     (f) Certain Transactions. The Spain Agreement shall have been duly executed and delivered by each party thereto (other than HWI); and such agreement shall be in full force and effect and the valid and binding obligation of each party thereto (other than HWI).

     Section 8.3 Conditions to Obligations of the Lemmerz Shareholders. The obligation of the Lemmerz Shareholders to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, unless, to the extent permitted by applicable Law, waived in writing by the Lemmerz Shareholders:

     (a) Representations and Warranties. The representations and warranties of HWI that are qualified with reference to materiality shall be true, correct and complete, and the representations and warranties that are not so qualified shall be true, correct and complete in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties refer to a specific date, as of the Closing Date as though made on and as of the Closing Date provided that this paragraph (a) shall be deemed to be satisfied so long as the failure of all such representations and warranties to be true, correct and complete in the aggregate does not have an HWI Material Adverse Effect. The Lemmerz Shareholders shall have received a certificate signed on behalf of HWI by an officer of HWI to such effect.

     (b) Performance of Obligations. HWI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and the Lemmerz Shareholders shall have received a certificate signed on behalf of HWI by an officer of HWI to such effect.

     (c) Opinion of Counsel. The Lemmerz Shareholders shall have received an opinion of counsel to HWI, dated the Closing Date, substantially in the form attached as Exhibit G hereto.

     (d) Material Adverse Change. Since January 31, 1997, there shall have been no event or occurrence which has had, or would reasonably be expected to have, an HWI Material Adverse Effect; and the Lemmerz Shareholders shall have received a certificate signed on behalf of HWI by an officer of HWI to such effect.

                                   ARTICLE IX
                                  TERMINATION

     Section 9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

     (a)    by mutual written consent of HWI and the Lemmerz Shareholders;


     (b) by either HWI or the Lemmerz Shareholders, if the Closing shall not have occurred on or before Septem-
ber 30, 1997 (unless, in the case of any such termination pursuant to this Section 9.1(b), the failure of the Closing to occur shall have been caused by any action or failure to act of the Party or Parties seeking to terminate this Agreement, which action or failure to act constitutes a breach of such Party's or Parties' obligations under this Agreement);

     (c) by HWI or the Lemmerz Shareholders, if any permanent injunction, order, decree or ruling by any Governmental Entity of competent jurisdiction preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable; provided, however, that the Party or Parties seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have used reasonable best efforts to remove such injunction or overturn such action;

     (d) by HWI, if there has been a breach of any of the representations or warranties, covenants or agreements of Newco Holding, any Lemmerz Shareholder or Lemmerz Holding, the effect of which is a Lemmerz Material Adverse Effect, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by HWI to the Lemmerz Shareholders; and

     (e) by the Lemmerz Shareholders if there has been a breach of any of the representations or warranties, cove-nants or agreements of HWI, the effect of which is a HWI Material Adverse Effect, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Lemmerz Shareholders to HWI.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, this Agreement and the transactions contemplated hereby shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions of this Section 9.2, Article XI and the Confidentiality Agreement shall survive any termination of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for any willful breach of this Agreement.

                                   ARTICLE X
                                INDEMNIFICATION

     Section 10.1 Survival. The representations and warranties contained in this Agreement (other than those contained in Sections 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.2(f), 3.2(i), 3.4, 4.3(a), 4.20(b) and 5.3(a)) shall survive the
Closing and shall continue in full force and effect until the second anniversary of the Closing Date; provided that the representations and warranties contained in Section 4.20(b) shall survive the Closing and shall continue in full force and effect until the fourth anniversary of the Closing Date; and the representations and warranties contained in Sections 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.2(f), 3.2(i), 3.4, 4.3(a) and 5.3(a) shall survive the Closing and continue in full force and effect indefinitely; and the covenants and agreements contained in this Agreement shall survive the Closing and shall continue in full force and effect thereafter in accordance with their terms.

     Section 10.2 Indemnification by Lemmerz Shareholders; The Agreement to Indemnify. From and after the Closing, the Lemmerz Shareholders shall, jointly and severally, indemnify, defend and hold harmless HWI, the HWI Subsidiaries, Lemmerz Holding, the Lemmerz Subsidiaries and their respective successors and permitted assigns, directors, officers, managers, employees, representatives and agents (collectively, the "HWI Group") from and against any and all losses, deficiencies, suits, actions, demands, judgments, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), claims and damages (collectively, "Damages") asserted against, resulting to, imposed upon or suffered by the HWI Group, or any of them, arising out of or relating to (a) any breach of any representation or warranty (without regard to any qualification or other limitation as to materiality) of any Lemmerz Shareholder or

Lemmerz Holding contained in this Agreement (other than those contained in Section 4.16 or 4.20(b) hereof); (b) any breach of any covenant or agreement of Newco Holding, any Lemmerz Shareholder or Lemmerz Holding contained in this Agreement; (c) to the fullest extent permitted by applicable Law, the Proxy Statement, to the extent that such Damages arise out of or are based upon an untrue statement or omission or alleged omission made in the Proxy Statement in reliance upon and in conformity with written information furnished expressly for use therein to HWI by any Lemmerz Shareholder or, if furnished prior to the Closing, by Lemmerz Holding or any Lemmerz Subsidiary; (d) the Lemmerz Shareholder Expenses; (e) Taxes on any constructive dividend paid or otherwise distributed by Lemmerz Holding or any Lemmerz Subsidiary to or for the benefit of any Lemmerz Shareholder prior to the Closing; and (f) any breach of the representation and warranty set forth in Section 4.20(b) (collectively, "Shareholder Indemnified Claims").

     Section 10.3    Limitation of Lemmerz Liability as to Time.
Notwithstanding the foregoing, the liability of the Lemmerz Shareholders to indemnify the HWI Group against Shareholder Indemnified Claims pursuant to (i)
Section 10.2(a) or Section 10.2(b) (with respect to the covenants or agreements contained in Sections 6.1, 7.3, 7.4, 7.7, 7.8 and

7.11 hereof) shall be limited to Shareholder Indemnified Claims as to which the HWI Group has given to the Lemmerz Shareholders written notice thereof at or prior to the second anniversary of the Closing Date (the "Termination Date"), whether or not any Damages have then actually been sustained, (ii) Section 10.2(f) shall be limited to Shareholder Indemnified Claims as to which the HWI Group has given to the Lemmerz Shareholders written notice thereof at or prior to the fourth anniversary of the Closing Date, whether or not any Damages have then been actually sustained, and (iii) Sections 10.2(c), (d) and (e) shall not be limited as to time.

          Section 10.4 Limitation of Lemmerz Liability for Damages. Notwithstanding any provision hereof to the contrary, (i) the provisions for indemnification contained in Section 10.2(a) and 10.2(c) hereof shall be effective only after the aggregate amount of all Shareholder Indemnified Claims in excess of U.S.$50,000 (the "Lemmerz Deductible"), for which the Lemmerz Shareholders are liable thereunder exceeds U.S.$1,000,000 (the "Lemmerz Basket"), and then only to the extent of the excess over $1,000,000 and (ii) in no event shall the Lemmerz Shareholders be liable pursuant to Section 10.2 for Shareholder Indemnified Claims arising under the provisions for indemnification contained in Sec-tion 10.2(a) or Section 10.2(c) which, in the aggregate, exceed the Lemmerz Basket by more than U.S.$2,000,000 (the "Lemmerz Cap"); provided, however, that
(y) the provisions of Section 10.3 hereof regarding the Termination Date and (z) the provisions of this Section 10.4 regarding the Lemmerz Deductible, the Lemmerz Basket and the Lemmerz Cap, in each case, shall not apply to any Shareholder Indemnity Claim for any breach of any representation or warranty of any Lemmerz Shareholder or Lemmerz Holding contained in Section 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.2(f), 3.2(i), 3.4, 4.3(a) or 4.20(b).

     Section 10.5 Environmental Indemnification by Lemmerz Shareholders; The Agreement to Indemnify. From and after the Closing, the Lemmerz Shareholders shall, jointly and severally, indemnify, defend and hold harmless the HWI Group from and against any and all Damages asserted against, resulting to, imposed upon or suffered by the HWI Group, or any of them, arising out of or relating to any breach of any representation or warranty (without regard to any qualification or other limitation as to materiality) of Lemmerz Holding contained in Section 4.16 hereof (collectively, "Environmental Damages").

     Section 10.6 Limitation of Lemmerz Liability for Environmental Damages. Notwithstanding any provision hereof to the contrary, the liability of the Lemmerz Shareholders to indemnify the HWI Group against Environmental Damages pursuant to Section 10.5 hereof shall be limited to Environmental Damages as to which the HWI Group has given to the Lemmerz Shareholders written notice thereof at or prior to the Termination Date, whether or not any Environmental Damages have then actually been sustained; and the provisions for indemnification contained in Section 10.5 hereof shall be effective only after the aggregate amount of all Environmental Damages for which the Lemmerz Shareholders are liable thereunder exceeds U.S.$5,000,000 (the "Lemmerz Environmental Basket"); provided, however, that in no event shall the Lemmerz Shareholders be liable pursuant to Section 10.5 for Environmental Damages which, in the aggregate, exceed the Lemmerz Environmental Basket by more than U.S.$4,000,000 (the "Lemmerz Environmental Cap"). For clarification purposes, the Lemmerz Deductible, the Lemmerz Basket and the Lemmerz Cap shall not be applicable to any Environmental Damages.

     Section 10.7 Indemnification by HWI; The Agreement to Indemnify. From and after the Closing, HWI shall indemnify, defend and hold harmless the Lemmerz Sharehold-ers, their respective successors and permitted assigns, representatives and agents (collectively, the "Shareholder Group") from and against any and all Damages asserted against, resulting to, imposed upon or suffered by the Shareholder Group, or any of them, arising out of or relating to (a) any breach of any representation or warranty (without regard to any qualification or other limitation as to materiality) of HWI contained in this Agreement; (b) any breach of any covenant or agreement of HWI contained in this Agreement; or (c) to the fullest extent permitted by applicable Law, the Proxy Statement (collectively, "HWI Indemnified Claims" and, together with Shareholder Indemnified Claims and Environmental Damages, "Claims").

     Section 10.8 Limitation of HWI Liability. Notwithstanding the foregoing, subject to Section 10.9 hereof, the liability of HWI to indemnify the Shareholder Group against HWI Indemnified Claims pursuant to Section 10.7(a) hereof or 10.7(b) hereof (with respect to the covenants or agreements contained in Sections 6.2, 7.3, 7.4, 7.7, 7.9 and 7.11 hereof) shall be limited to HWI Indemnified Claims as to which the Lemmerz Shareholders have given to HWI written notice thereof at or prior to the Termination Date, whether or not any Damages have then actually been sustained; and the provisions for indemnification contained in Section

10.7(a) hereof shall be effective only after the aggregate amount of all HWI Indemnified Claims in excess of U.S.$50,000 (the "HWI Deductible") for which HWI is liable thereunder exceeds U.S.$1,000,000 (the "HWI Basket"), and then only to the extent of such excess; provided, however, that in no event shall HWI be liable pursuant to Section 10.7 for (a) HWI Indemnified Claims arising under the provisions for indemnification contained in Section 10.7(a) which, in the aggregate, exceed the HWI Basket by more than U.S.$2,000,000 (the "HWI Cap") or
(b) HWI Indemnified Claims arising under the provisions for indemnification contained in Section 10.7(c), to the extent that Damages arise out of or are based upon an untrue statement or omission or alleged omission made in the Proxy Statement in reliance upon and in conformity with written information furnished expressly for use therein to HWI by any Lemmerz Shareholder or, if furnished prior to the Closing, by Lemmerz Holding or any Lemmerz Subsidiary.

     Section 10.9 Exception to Limitation of HWI Liability. Notwithstanding any provision hereof to the contrary, the provisions of Section 10.8 hereof regarding the Termination Date, the HWI Deductible, the HWI Basket and the HWI Cap shall not apply to any HWI Indemnified Claim for any breach of any representation or warranty of HWI contained in Section 5.3(a).

     Section 10.10 Notice of Claims. The Persons seeking indemnification hereunder, or any of them (the "Indemnified Party"), shall give the Party from whom such indemnification is sought hereunder (the "Indemnifying Party") prompt notice ("Notice") of any Claim, whether by third parties or otherwise, which Notice shall set forth in reasonable detail the basis of the Claim and the amount thereof (or if not then determinable by the Indemnified Party, a reasonable good faith estimate of the amount thereof).

     Section 10.11    Conditions of Indemnification.

     (a) With respect to any Claim by a Party against any other Party, the costs and expenses incurred by the Indemnified Party in successfully proving its entitlement to indemnification hereunder shall be the liability of, and be paid by, the Indemnifying Party and shall not be included in the applicable Indemnification Limits.

     (b)    The obligations and liabilities of the Indemnifying Party under this
Article X with respect to Claims made by third parties against the Indemnified Party (other than with respect to Environmental Damages) shall be subject to the following terms and conditions:

         (i) The Indemnifying Party shall have twenty (20) business days, after Notice of any such Claim has been given, to notify the Indemnified Party whether or not it shall defend the Indemnified Party against such Claim.

         (ii) If the Indemnifying Party notifies the Indemnified Party that it shall defend the Indemnified Party against such Claim:

     (A) and the Claim is in excess of the HWI Cap, the Lemmerz Cap or the Lemmerz Environmental Cap, as the case may be (the "Indemnification Cap"), the Indemnifying Party and the Indemnified Party shall mutually agree on counsel to defend such Claim by appropriate proceedings, and each Party shall keep the other Parties fully informed of, and cooperate fully in, such Claim's defense. Subject to the limitations set forth in this Article X, all costs and expenses incurred by the parties in defending such Claim, and the amount of any judgment awarded in the event such defense is unsuccessful, shall be the liability of, and shall be paid by: (x) first, the Indemnified Party up the maximum amount of the HWI Basket, the Lemmerz Basket or the Lemmerz Environmental Basket, as the case may be, (y) second, the Indemnifying Party up to the maximum amount of the Indemnification Cap, and (z) third, the Indemnified Party with respect to any amounts remaining;





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

     (B) and the Claim is within the Indemnification Cap, subject to the limitations set forth in this Article X, all costs and expenses incurred by the Indemnifying Party in defending such Claim, and the amount of any judgment awarded in the event such defense is unsuccessful, shall be the liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such costs, expenses and judgment, if any, shall be included in the Lemmerz Basket, the Lemmerz Cap, the Lemmerz Environmental Basket, the Lemmerz Environmental Cap, the HWI Basket and the HWI Cap, as the case may be (collectively, "Indemnification Limits"). If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment unless such settlement, compromise or judgment provides only for the payment of money in an amount that will be paid or reimbursed in its entirety by the Indemnifying Party and that includes as a term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from any and all liability in respect of such Claim.

          (iii) If (A) the Indemnifying Party notifies the Indemnified Party that it will not defend the Indemnified Party against such Claim or (B) the Indemnifying Party fails to give notice of its intention to defend the Indemnified Party against such Claim within the twenty (20) business day period set forth in clause (i) above, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Claim. Upon reasonable request, the Indemnified Party shall send the Indemnifying Party copies of all pleadings, notices, briefs and other similar papers received, served or filed relating to such Claim and shall, from time-to-time upon reasonable request of the Indemnifying Party, advise the Indemnifying Party of the status of such Claim and any defense, action, suit, proceeding or investigation related thereto and any discussions relating to the compromise or settlement thereof. If the Indemnifying Party so requests, the Indemnifying Party shall be afforded the opportunity to participate, at its sole cost and expense, in all meetings, hearings or other sessions relating to the defense, compromise or settlement of such Claim, including the opportunity to appear before any Governmental Entity. By declining to assume the defense against such Claim or otherwise failing to give notice of its intention to defend the Indemnified Party against such





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

Claim, the Indemnifying Party does not waive any rights or defenses it might have with respect to such Claim and the Indemnifying Party shall not be liable under this Article X for (y) any costs and expenses incurred by the Indemnified Party in defending such Claim or (z) the amount of any judgment awarded in the event such defense is unsuccessful, or any amount paid in compromise or settlement of such Claim without its prior written consent, unless, in each case, and only to the extent that, a court of competent jurisdiction has determined that the Indemnified Party was entitled to indemnification hereunder by the Indemnifying Party for such Claim, it being understood that any costs and expenses incurred by the Indemnified Party in successfully proving such entitlement to indemnification shall be the liability of, and be paid by, the Indemnifying Party and shall not be included in the applicable Indemnification Limits.

     (c) The HWI Group shall have the right to defend, compromise or settle, and control, any and all actions by third parties relating to any and all Environmental Damages, including any and all such actions as may give rise to indemnification pursuant to Section 10.5; provided that the HWI Group shall provide the Lemmerz Shareholders with (i) reasonable advance notice of, and an opportunity to consult regarding, all such actions, (ii) access to all available





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

information, data and studies with respect to all such actions and (iii) an opportunity to participate, at its sole cost and expense, in all meetings, hearings or other sessions relating to the defense, compromise or settlement of such Claim, including the opportunity to appear before any Governmental Entity. Notwithstanding the foregoing, in the event that HWI and the Lemmerz Shareholders agree in writing that any such action, if adversely determined, would result solely in the payment or reimbursement of money in an amount that will be paid or reimbursed in its entirety by the Lemmerz Shareholders, then the obligations and liabilities of the Lemmerz Shareholders shall be subject to the terms and conditions set forth in Section 10.11(b) hereof.

     Section 10.12 Remedies Cumulative; No Subrogation. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any Party of any other rights or the seeking of any other remedies against any other Party; provided, however, that the remedy of rescission shall not be available to any Party. Neither the Lemmerz Shareholders, their insurers nor any party claiming through the Lemmerz Shareholders shall have any right of recourse, subrogation or similar rights against Lemmerz Holding or any Lemmerz Subsidiary for any amount paid pursuant to Article X hereof. The fact that Lemmerz Holding may not be liable for a misrepresentation or breach of warranty because of capital maintenance requirements shall have no effect on the right of any member of the HWI Group to be indemnified by the Lemmerz Shareholders.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of all Parties.

     Section 11.2 Waiver of Compliance. Any Party hereto may waive compliance by the other Party or Parties with any of the agreements, covenants, obligations or conditions contained herein. Any such waiver shall be valid only if set forth in a written instrument signed by the Party or Parties to be bound thereby.

     Section 11.3 Expenses. Each Party shall be solely responsible for and bear all the costs and expenses incurred by it in connection with the transactions contemplated by this Agreement (except that HWI shall be solely responsible for and bear all the costs and expenses incurred by Lemmerz Holding and the Lemmerz Shareholders in connection with the transactions contemplated by the Spain Agree-

ment); provided, however, that, subject to the Letter Agreement, if the transactions contemplated hereby are consummated, (a) HWI shall, or shall cause Lemmerz Holding to, be responsible for and bear all reasonable costs and expenses of Lemmerz Holding and each Lemmerz Shareholder, other than such costs and expenses of investment banking firms and attorneys retained by Lemmerz Holding or any Lemmerz Shareholder, except that HWI shall be responsible for and bear the reasonable fees and expenses of Cleary, Gottlieb, Steen & Hamilton, and
(b) the Lemmerz Shareholders shall be responsible for and bear all costs and expenses (the "Lemmerz Shareholder Expenses") of (i) Lemmerz Holding and (ii) each Lemmerz Shareholder, in each case, for costs and expenses of investment banking firms and attorneys retained by Lemmerz Holding or any Lemmerz Shareholder, other than Cleary, Gottlieb, Steen & Hamilton. Notwithstanding the foregoing, HWI shall, or shall cause HWI Sub to, bear the notarial fees for the recording (Beurkundung) of this Agreement and the recording of the actions to be taken at the Closing pursuant to the Notarial Deed; provided, however, that the Lemmerz Shareholders shall reimburse HWI or HWI Sub, as the case may be, for the aggregate amount of such fees, net of value added tax, in excess of DM 40,000.

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     Section 11.4    Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, on the fifth business day after being mailed by registered or certified international airmail (postage prepaid, return receipt requested) or on the second business day after being sent by reputable overnight courier (delivery prepaid), in each case, to the parties at the following addresses, or on the date sent and confirmed by electronic transmission to the telecopier number specified below (or at such other address or telecopier number for a party as shall be specified by notice given in accordance with this Section):

     (a)    if to any Lemmerz Shareholder or Lemmerz Holding, to:

                          Herrn Horst-Kukwa Lemmerz
                          c/o Lemmerz Holding GmbH
                          Postfach 1125
                          53621 Konigswinter
                          Federal Republic of Germany

                          Tel:  +49-2223-71-0
                          Fax:  +49-2223-71-620
                          with a copy to:

                          Meilicke & Partner
                          Attention:  Dr. Wienand Meilicke
                          Poppelsdorfer Allee 106
                          53115 Bonn,
                          Federal Republic of Germany

                          Tel:  +49-228-72543-0
                          Fax:  +49-228-72543-10

                          and

                          Cleary, Gottlieb, Steen & Hamilton
                          Attention:  William A. Groll, Esq.
                          1 Liberty Plaza
                          New York, New York  10006
                          U.S.A.

                          Tel:  +1-212-225-2142
                          Fax:  +1-212-225-3999

                     (b)  if to HWI to:

                          Hayes Wheels International, Inc.
                          Attention:  Daniel M. Sandberg, Esq.
                          38481 Huron River Drive
                          Romulus, Michigan  48174
                          U.S.A.

                          Tel:  +1-313-941-2000
                          Fax:  +1-313-942-7783

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          Attention:  Robert B. Pincus, Esq.
                          One Rodney Square
                          Wilmington, Delaware  19801
                          U.S.A.

                          Tel:  +1-302-651-3000
                          Fax:  +1-302-651-3001

                          and





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

                          Bruckhaus Westrick Stegemann
                          Attention:  Dr. Andreas Fabritius
                          60329 Frankfurt Am Main
                          Taunusanlage 11
                          Federal Republic of Germany

                          Tel:  +49-69-273-080
                          Fax:  +49-69-232-664

                  (c)     If to Cromodora, to:

                          Cromodora Wheels S.p.A.
                          Attention:  Giancarlo Dallera
                          Via Montichiari, 20
                          25016 Ghedi (BS) Italy
                          Tel:  +39-30-903-1821
                          Fax:  +39-30-901-061

                  Section 11.5 Parties in Interest; Assignment. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its respective successors and permitted assigns, and no provision of this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any Party without the prior written consent of the other Parties; provided, however, that the rights, interests and obligations of HWI, or any portion thereof, may be assigned by HWI to one or more (a) of its wholly owned Subsidiaries or (b) banks or other lending institutions, but no such assignment shall release HWI from its obligations hereunder.

          Section 11.6 Publicity. No Party shall make or issue, or cause to be made or issued, any announcement or statement, whether written or oral, concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other Parties. Notwithstanding the foregoing, this provision shall not apply to any such announcement or statement required to be made (a) by Law or the rules or regulations of any stock exchange, except that the Party required to make such announcement shall, whenever practicable, consult with the other Parties concerning the timing and content of such announcement before such announcement is made, or (b) in connection with financing the transactions contemplated by this Agreement.

          Section 11.7 Counterparts. This Agreement may be executed in counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 11.8 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. The disclosure of any





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

matter in any Section of a Disclosure Schedule hereto shall not be deemed to constitute an admission by any Party or to otherwise imply that any such matter is material for the purposes of this Agreement.

          Section 11.9 Entire Agreement. This Agreement (together with the Annexes and Exhibits attached hereto, including the Amended Stockholders Agreement, the Spain Agreement, the Lemmerz Disclosure Schedule and the HWI Disclosure Schedule) and the Letter Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between or among the Parties, or any of them, with respect to the subject matter hereof. For clarification purposes, the parties confirm that the Confidentiality Agreement, however, continues to apply to the extent not modified by this Agreement.

          Section 11.10 Severability. If any term or other provision of this Agreement, or any portion thereof, is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement, or the remaining portions thereof, shall nevertheless remain in full force and effect. Upon such determination that any such term or other provision, or any portion thereof, is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are consummated to the fullest possible extent.

          Section 11.11 Governing Law. This Agreement, including the form, enforceability and survival of the representations and warranties of the Parties set forth herein, shall be governed by the laws of the State of New York, without regard to conflicts of law principles; provided, however, that the transfer of the Lemmerz Holding Shares and the Acquired Shares shall be governed by the laws of the Federal Republic of Germany.

          Section 11.12 Forum for Dispute Resolution. The forum for the resolution of any claim, action, suit or proceeding arising out of or related to this Agreement or the transactions contemplated hereby shall be (i) the Landgericht Bonn for any action brought against any Lemmerz Shareholder or (prior to Closing) Lemmerz Holding, and (ii) the United States District Court, Eastern District of Michigan, Southern Division, for any action brought against HWI. Notwithstanding the foregoing, counterclaims may be asserted by a Party in the forum in which the initial claim, action, suit, proceeding or investigation shall have been filed or brought.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, HWI, Cromodora, Lemmerz Holding and each Lemmerz Shareholder has duly executed and delivered this Purchase Agreement as of the day and year first written above.

                                     HAYES WHEELS INTERNATIONAL, INC.


                                     By:_____________________________
                                        Name:
                                        Title:

                                     CROMODORA WHEELS S.P.A.


                                     By:_____________________________
                                        Name:
                                        Title:

                                     LEMMERZ HOLDING GMBH


                                     By:_____________________________
                                        Horst Kukwa-Lemmerz
                                        Geschaftsfuhrer


                                        ________________________________
                                        Marianne Lemmerz


                                        ________________________________
                                        Inge Kruger-Pressl


                                        ________________________________
                                        Renate Kukwa-Lemmerz


                                        ________________________________
                                        Horst Kukwa-Lemmerz

                                                                         Annex 1


                             LEMMERZ HOLDING SHARES




          NUMBER OF SHARES           LEMMERZ SHAREHOLDER
          ----------------           -------------------
               2,167                 Marianne Lemmerz

               2,700                 Inge Kruger-Pressl

               2,796                 Renate Kukwa-Lemmerz
               2,337                 Horst Kukwa-Lemmerz

                           [TRANSLATION FROM GERMAN]

                                                      Role of Deeds No. 134/1997





                                    RECORDED

                        AT BERLIN-DAHLEM ON JUNE 6, 1997



                         BEFORE THE UNDERSIGNED NOTARY

                                 FRANK HOFFMANN

                           HABELSCHWERDTER ALLEE 20,

                                  14195 BERLIN

appeared today

1. Attorney-at-law Dr. Wienand Meilicke, with his business address at Poppeldorfer Allee 106,53115 Bonn,

2. Attorney-at-law Dr. Tim Oliver Brandi, with his business address at Taunusanlage 11,60329 Frankfurt/Main.

The notarial protocol and the following attachments:


A.      Form of Amended and Restated Stockholders Agreement

B.      Form of Notarial Deed

C.      Form of Spain Agreement

D.      Form of Certificate of Designations

E.      Form of Letter regarding Employment (Junger)

F.      Form of Letter regarding Employment (Koll)

G.      2 Forms of Opinion of Counsels for the Lemmerz Shareholders

H.      Form of Opinion of Counsel for the Buyers

I.      Form of Irrevocable Proxy

J.      Form of Consulting Agreement (H.K.L.,L.L.C.)

K.      Form of Consulting Agreement (Kukwa-Lemmerz)

        Lemmerz Disclosure Schedule

        Hayes Wheels International Inc. Disclosure Schedule

have been read by the notary to the persons appearing, have been approved and signed by them and the notary in their own hands:

        (signature Dr. Wienand Meilicke)

        (signature Dr. Tim Oliver Brandi)

        (signature notary Frank Hoffmann)